EXHIBIT 4.8
EXECUTION COPY

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                     CLASS A CERTIFICATE PURCHASE AGREEMENT

                          Dated as of December 3, 1997

                                      among

                       SRI RECEIVABLES PURCHASE CO., INC.,
                         individually and as Transferor,

                           SPECIALTY RETAILERS, INC.,
                  individually and as Originator and Servicer,

                     THE CLASS A PURCHASERS PARTIES HERETO,

                                       and

                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,

                        Class A Agent and Facility Agent

                              --------------------

                                   Relating to
                          SRI Receivables Master Trust

                                  Series 1997-1

                              --------------------

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

                                       TABLE OF CONTENTS

                                                                      PAGE

SECTION 1.  DEFINITIONS..................................................1
        1.1  Definitions.................................................1
        1.2  Other Definitional Provisions...............................8

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..............................8
        2.1  Purchases...................................................8
        2.2  Reductions, Increases and Extensions of Commitments........10
        2.3  Fees, Expenses, Payments, Etc..............................12
        2.4  Requirements of Law........................................13
        2.5  Taxes......................................................15
        2.6  Indemnification............................................17

SECTION 3.  CONDITIONS PRECEDENT........................................19
        3.1  Condition to Initial Purchase..............................19
        3.2  Condition to Additional Purchase...........................21

SECTION 4.  REPRESENTATIONS AND WARRANTIES..............................22
        4.1  Representations and Warranties of SRPC.....................22
        4.2  Representations and Warranties of SRI......................24
        4.3  Representations and Warranties of the Class A Agent,
               the Facility Agent and the Class A Purchasers............26

SECTION 5.  COVENANTS...................................................27
        5.1  Covenants of SRPC..........................................27

SECTION 6.     MUTUAL COVENANTS REGARDING CONFIDENTIALITY...............30
        6.1  Covenants of SRPC, Etc.....................................30
        6.2  Covenants of Class A Purchasers............................30

SECTION 7.  THE AGENTS..................................................31
        7.1  Appointment................................................31
        7.2  Delegation of Duties.......................................31
        7.3  Exculpatory Provisions.....................................31
        7.4  Reliance by Agent..........................................32
        7.5  Notices....................................................32
        7.6  Non-Reliance on Agent and Other Class A Purchasers.........32
        7.7  Indemnification............................................33
        7.8  Agents in Their Individual Capacities......................33
        7.9  Successor Agent............................................34

                                       (i)

SECTION 8.     SECURITIES LAWS; TRANSFERS; TAX TREATMENT................35
        8.1    Transfers of Class A Certificates........................35
        8.2    Tax Characterization.....................................39

SECTION 9.  MISCELLANEOUS...............................................39
        9.1    Amendments and Waivers...................................39
        9.2    Notices..................................................40
        9.3    No Waiver; Cumulative Remedies...........................42
        9.4    Successors and Assigns...................................42
        9.5    Successors to Servicer...................................42
        9.6    Counterparts.............................................43
        9.7    Severability.............................................43
        9.8    Integration..............................................43
        9.9    Governing Law............................................43
        9.10  Termination...............................................44
        9.11  Limited Recourse; No Proceedings..........................44
        9.12  Survival of Representations and Warranties................44
        9.13  Submission to Jurisdiction; Waivers.......................45
        9.14  WAIVERS OF JURY TRIAL.....................................45

                                       LIST OF EXHIBITS

EXHIBIT A             Form of Investment Letter
EXHIBIT B             Form of Joinder Supplement
EXHIBIT C             Form of Transfer Supplement

                                      (ii)

               CLASS A CERTIFICATE PURCHASE AGREEMENT, dated as of December 3, 1997, by and among SRI RECEIVABLES PURCHASE CO., INC., a Delaware corporation ("SRPC"), individually and as Transferor (as defined in the Master Pooling and Servicing Agreement referred to below), SPECIALTY RETAILERS, INC., a Texas corporation ("SRI"), individually and as Servicer (as defined in the Master Pooling and Servicing Agreement referred to below), the CLASS A PURCHASERS from time to time parties hereto (collectively, the "CLASS A PURCHASERS") and CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation acting through its New York Branch, as agent for the Class A Purchasers (together with its successors in such capacity, the "CLASS A AGENT") and as facility agent for the Class A Purchasers and the Class B Purchasers, as defined below (together with its successors in such capacity, the "FACILITY AGENT").

                              W I T N E S S E T H:

               WHEREAS, SRPC, as Transferor, SRI, as Servicer, and Bankers Trust (Delaware), a Delaware banking corporation, as trustee (together with its successors in such capacity, the "TRUSTEE"), are parties to a certain Amended and Restated Pooling and Servicing Agreement dated as of August 11, 1995, amended as of May 30, 1996 (as the same may from time to time be further amended or otherwise modified, the "MASTER POOLING AND SERVICING AGREEMENT"), pursuant to which the Transferor has created the SRI Receivables Master Trust (the "TRUST"), and to a Series 1997-1 Supplement thereto, dated as of December 3, 1997 (as the same may from time to time be amended or otherwise modified, the "SUPPLEMENT" and, together with the Master Pooling and Servicing Agreement, the "POOLING AND SERVICING AGREEMENT");

               WHEREAS, the Trust proposes to issue its Class A-1 Variable Funding Certificates, Series 1997-1 (the "CLASS A CERTIFICATES") and its Class B-1 Variable Funding Certificates, Series 1997-1 (the "CLASS B CERTIFICATES" and, together with the Class A Certificates, the "SENIOR CERTIFICATES") pursuant to the Pooling and Servicing Agreement;

               WHEREAS, the Trust also proposes to issue its Class C-1 Variable Funding Certificates, Series 1997-1 (the "CLASS C CERTIFICATES" and, together with the Senior Certificates, the "SERIES 1997-1 CERTIFICATES") pursuant to the Pooling and Servicing Agreement; and

               WHEREAS, the Class A Purchasers are willing to purchase the Class A Certificates on the Closing Date and from time to time thereafter to purchase Additional Class A Invested Amounts (as defined in the Supplement) thereunder on the terms and conditions provided for herein;

               NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

               SECTION 1.  DEFINITIONS

               1.1 DEFINITIONS. All capitalized terms used herein as defined terms and not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement. Each capitalized term defined herein shall relate only to the Series 1997-1 and to no other Series of Investor Certificates issued by the Trust.

               "AFFECTED PARTY" shall mean, with respect to any Structured Purchaser, any Support Party of such Structured Purchaser.

               "AGREEMENT" shall mean this Class A Certificate Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

               "ASSIGNEE" and "ASSIGNMENT" have the respective meanings specified in subsection 8.1(e) of this Agreement.

               "AVAILABLE COMMITMENT" shall mean, on any day for a Committed Class A Purchaser, such Class A Purchaser's Commitment in effect on such day MINUS the sum of (i) such Class A Purchaser's Percentage Interest of the Class A Principal Balance on such day PLUS (ii) if such Class A Purchaser is a Liquidity Provider for a Noncommitted Class A Purchaser, such Class A Purchaser's Liquidity Percentage, MULTIPLIED BY such Noncommitted Class A Purchaser's Percentage Interest of the Class A Principal Balance on such day.

               "CLASS A AGENT" has the meaning specified in the preamble to this Agreement.

               "CLASS A CERTIFICATES" has the meaning specified in the recitals to this Agreement.

               "CLASS A FACILITY FEE" shall mean the ongoing facility fees payable to the Class A Agent or the Class A Purchasers in the amounts and on the dates set forth in the Class A Fee Letter.

               "CLASS A FEE LETTER" shall mean that certain letter agreement, designated therein as the Series 1997-1 Class A Fee Letter and dated as of the date hereof, among the Class A Agent, SRPC and SRI, as such letter agreement may be amended or otherwise modified from time to time.

               "CLASS A OWNERS" shall mean the Class A Purchasers that are owners of record of the Class A Certificates or, with respect to any Class A Certificate held by the Class A Agent hereunder as nominee on behalf of Class A Purchasers, the Class A Purchasers that are owners of the Class A Invested Amount represented by such Class A Certificate as reflected on the books of the Class A Agent in accordance with this Agreement.

               "CLASS A PURCHASE LIMIT" shall mean for any date the aggregate Commitments of the Class A Purchasers on such date.

               "CLASS A PURCHASER" has the meaning specified in the preamble to this Agreement.

               "CLASS A REPAYMENT AMOUNT" shall mean the sum of all amounts payable with respect to (i) the Class A Invested Amount, (ii) Class A Interest and (iii) all amounts payable pursuant to Section 2.4 or 2.5 hereof.

               "CLASS B CERTIFICATES" has the meaning specified in the recitals to this Agreement.

               "CLASS B PURCHASE AGREEMENT" shall mean the Class B Certificate Purchase Agreement, dated as of the date hereof, among SRPC, individually and as Transferor, SRI, individually and as Servicer, the Class B Purchasers parties thereto, the Class B Agent referred to therein and the Facility Agent, as amended, modified or otherwise supplemented from time to time.

               "CLASS B PURCHASERS" has the meaning specified in the Class B Purchase Agreement.

               "CLASS C CERTIFICATES" has the meaning specified in the recitals to this Agreement.

               "CLOSING DATE" shall mean December 3, 1997.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended.

               "COMMITMENT" shall mean, for any Committed Class A Purchaser, the maximum amount of such Committed Class A Purchaser's commitment to purchase a portion of the Class A Invested Amount, as set forth in the Joinder Supplement or the Transfer Supplement by which such Committed Class A Purchaser became a party to this Agreement or assumed the Commitment (or a portion thereof) of another Committed Class A Purchaser, as such amount may be adjusted from time to time pursuant to Transfer Supplement(s) executed by such Committed Class A Purchaser and its Assignee(s) and delivered pursuant to Section 8.1 of this Agreement or pursuant to Section 2.2 of this Agreement. In the event that a Committed Class A Purchaser maintains a portion of its Commitment hereunder in its capacity as a Liquidity Provider for one or more Noncommitted Class A Purchasers, such Committed Class A Purchaser shall be deemed to hold separate Commitments hereunder (i) in each such capacity and (ii) if applicable, to the extent its Commitment does not relate to any Noncommitted Class A Purchaser.

               "COMMITMENT EXPIRATION DATE" shall mean, for a Committed Class A Purchaser, the date set forth as the Commitment Expiration Date in the Joinder Supplement or the Transfer Supplement by which such Committed Class A Purchaser became a party to this Agreement or assumed the Commitment (or a portion thereof) of another Committed Class A Purchaser, as such date may be extended from time to time in accordance with subsection 2.2(e) hereof.

               "COMMITMENT PERCENTAGE" shall mean, for a Committed Class A Purchaser, such Class A Purchaser's Commitment as a percentage of the aggregate Commitments of all Committed Class A Purchasers.

               "COMMITTED CLASS A PURCHASER" shall mean any Class A Purchaser which has a Commitment, as set forth in its respective Joinder Supplement, and any Assignee of such Class A Purchaser to the extent of the portion of such Commitment assumed by such Assignee pursuant to its respective Transfer Supplement.

               "COMMITTED PURCHASER PERCENTAGE" shall mean, with respect to a Committed Class A Purchaser, its Commitment (exclusive of any portion thereof held by it in its capacity as a Liquidity Provider), as a percentage of the aggregate Commitments of all Committed Class A Purchasers.

               "DISSENTING PURCHASER" has the meaning specified in subsection 2.2(e) of this Agreement.

               "DOWNGRADED PURCHASER" has the meaning specified in subsection 8.1(j) of this Agreement.

               "EXCLUDED TAXES" has the meaning specified in subsection 2.5(a) of this Agreement.

               "EXTENSION NOTICE DEADLINE" has the meaning specified in subsection 2.2(e) of this Agreement.

               "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "INDEMNITEE" has the meaning specified in subsection 2.6(a) of this Agreement.

               "INDEMNITOR" has the meaning specified in subsection 2.6(a) of this Agreement.

               "INVESTING OFFICE" shall mean initially, the office of any Class A Purchaser (if any) designated as such, in the case of any initial Class A Purchaser, in its Joinder Supplement and, in the case of any Assignee, in the related Transfer Supplement, and thereafter, such other office of such Class A Purchaser or such Assignee as may be designated in writing to the Class A Agent, the Transferor, the Servicer and the Trustee by such Class A Purchaser or Assignee.

               "INVESTMENT LETTER" has the meaning specified in subsection 8.1(a) of this Agreement.

               "JOINDER SUPPLEMENT" has the meaning specified in subsection 2.2(d) of this Agreement.

               "LIQUIDITY PERCENTAGE" shall mean, for a Committed Class A Purchaser which is a Liquidity Provider for a Noncommitted Class A Purchaser, such Class A Purchaser's Commitment held in such capacity as a percentage of the aggregate Commitments of all Liquidity Providers (held in their capacities as such) for such Noncommitted Class A Purchaser.

               "LIQUIDITY PROVIDER" shall mean, with respect to a Noncommitted Class A Purchaser, each Committed Class A Purchaser identified as a Liquidity Provider for such Noncommitted Class A Purchaser in the Joinder Supplement or Transfer Supplement pursuant to which such Noncommitted Class A Purchaser became a party hereto, and any Assignee of such Committed Class A Purchaser to the extent such Assignee has assumed, pursuant to a Transfer Supplement, the Commitment of such Committed Class A Purchaser held in its capacity as a Liquidity Provider. In the event that a Liquidity Provider acquires a portion of the Class A Principal Balance from its Noncommitted Class A Purchaser by Assignment, a corresponding portion of its Commitment shall thereupon cease to be held by it in its capacity as a Liquidity Provider for such Noncommitted Class A Purchaser (but shall otherwise remain in effect, subject to the terms and conditions of this Agreement, as a portion of the Commitment of such Committed Class A Purchaser).

               "MASTER POOLING AND SERVICING AGREEMENT" has the meaning specified in the recitals to this Agreement.

               "NONCOMMITTED CLASS A PURCHASER" shall mean a Class A Purchaser which is not a Committed Class A Purchaser or a Nonextending Class A Purchaser.

               "NONCOMMITTED PURCHASER PERCENTAGE" shall mean for each Noncommitted Class A Purchaser, the aggregate Commitments of its Liquidity Providers from time to time as a percentage of the aggregate Commitments of all Committed Class A Purchasers.

               "NONEXTENDING CLASS A PURCHASER" shall mean, after its respective Commitment Expiration Date, each Committed Class A Purchaser which has declined to extend such Commitment Expiration Date in accordance with subsection 2.2(e) hereof.

               "PARTICIPANT" has the meaning specified in subsection 8.1(d) of this Agreement.

               "PARTICIPATION" has the meaning specified in subsection 8.1(d) of the Agreement.

               "PERCENTAGE INTEREST" shall mean, for a Class A Purchaser on any day, the percentage equivalent of (a) the sum of (i) the portion of the Class A Initial Invested Amount (if any) purchased by such Class A Purchaser, PLUS (ii) the aggregate Additional Class A Invested Amounts (if any) purchased by such Class A Purchaser prior to such day pursuant to Section 6.15 of the Pooling and Servicing Agreement, PLUS (iii) any portion of the Class A Principal Balance acquired by such Class A Purchaser as an Assignee from another Class A Purchaser pursuant to a Transfer Supplement executed and delivered pursuant to Section 8.1 of this Agreement, MINUS (iv) the aggregate amount of principal payments made to such Class A Purchaser prior to such day, MINUS (v) any portion of the Class A Principal Balance assigned by such Class A Purchaser to an Assignee pursuant to a Transfer Supplement executed and delivered pursuant to Section 8.1 of this Agreement, DIVIDED BY (b) the aggregate Class A Principal Balance on such day.

               "POOLING AND SERVICING AGREEMENT" has the meaning specified in the recitals to this Agreement.

               "PURCHASE DATE" shall mean the Closing Date and each Business Day on which the purchase of an Additional Class A Invested Amount is to occur in accordance with Section 6.15 of the Pooling and Servicing Agreement and Section
2.1 hereof.

               "REDUCTION AMOUNT" has the meaning specified in subsection 2.6(a) of this Agreement.

               "REGULATORY CHANGE" shall mean, as to each Class A Purchaser, any change occurring after the date of the execution and delivery of the Joinder Supplement or the Transfer Supplement by which it became party to this Agreement; in the case of a Participant, any change occurring after the date on which its Participation became effective, or in the case of an Affected Party, any change occurring after the date it became such an Affected Party, in any (or the adoption after such date of any new):

               (i) United States Federal or state law or foreign law applicable to such Class A Purchaser, Affected Party or Participant; or

               (ii) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to such Class A Purchaser, Affected Party or Participant of any court or other judicial authority or any Governmental Authority charged with the interpretation or administration of any law referred to in clause (i) or of any fiscal, monetary or other Governmental Authority or central bank having jurisdiction over such Class A Purchaser, Affected Party or Participant.

               "RELATED DOCUMENTS" shall mean, collectively, this Agreement (including the Class A Fee Letter and all Joinder Supplements and Transfer Supplements), the Class B Purchase Agreement (including each fee letter, joinder supplement and transfer supplement thereunder), the Master Pooling and Servicing Agreement, the Supplement, the Series 1997-1 Certificates and the Receivables Purchase Agreement.

               "REQUIRED CLASS A OWNERS" shall mean, at any time, Class A Owners having Percentage Interests aggregating greater than 66-2/3%.

               "REQUIRED CLASS A PURCHASERS" shall mean, at any time, Committed Class A Purchasers having Commitments aggregating greater than 66-2/3% of the aggregate Commitments of all Committed Class A Purchasers.

               "REQUIREMENT OF LAW" shall mean, as to any Person, any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

               "RISK RATE" shall mean, for any day, a rate per annum equal to the sum of (i) the CSFB Corporate Base Rate in effect for such day, plus (ii) 2.00%.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SENIOR CERTIFICATES" has the meaning specified in the recitals to this Agreement

               "SERIES 1997-1 CERTIFICATES" has the meaning specified in the recitals to this Agreement.

               "SRI" has the meaning specified in the preamble to this Agreement and, as used herein (except to the extent that the context otherwise requires), shall mean SRI in its individual capacity (including its capacity as Originator).

               "STAGE" shall mean Stage Stores, Inc., a Delaware corporation which is the parent of SRI.

               "STRUCTURED PURCHASER" shall mean any Class A Purchaser which is a special purpose corporation, the principal business of which consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein, and which is identified as a Structured Purchaser in the Joinder Agreement or Transfer Supplement by which such Committed Class A Purchaser became a party to this Agreement.

               "SUPPLEMENT" has the meaning specified in the recitals to this Agreement.

               "SUPPORT FACILITY" shall mean any liquidity or credit support agreement with a Structured Purchaser which relates to this Agreement (including any agreement to purchase an assignment of or participation in Class A Certificates).

               "SUPPORT PARTY" shall mean any bank or other financial institution extending or having a commitment to extend funds to or for the account of a Structured Purchaser (including by agreement to purchase an assignment of or participation in Class A Certificates) under a Support Facility. Each Liquidity Provider for a Noncommitted Class A Purchaser which is a Structured Purchaser shall be deemed to be a Support Party for such Structured Purchaser.

               "TAXES" has the meaning specified in subsection 2.5(a) of this Agreement.

               "TERMINATION DATE" shall mean, (a) with respect to a Committed Class A Purchaser, the first to occur of (i) the Commitment Expiration Date of such Committed Class A Purchaser, or (ii) the Amortization Period Commencement Date, and (b) with respect to a Noncommitted Class A Purchaser, the first to occur of (i) the latest Commitment Expiration Date of its Liquidity Providers, or (ii) the Amortization Period Commencement Date.

               "TERMINATION EVENT" shall mean the occurrence of a Trust Pay Out Event, a Series 1997-1 Pay Out Event or a Servicer Default, or the occurrence of an event or condition which would be a Trust Pay Out Event, a Series 1997-1 Pay Out Event or a Servicer Default but for a waiver of or failure to declare or determine such event by the Certificateholders or the Trustee.

               "TRANSFER" has the meaning specified in subsection 8.1(c) of this Agreement.

               "TRANSFEREE" has the meaning specified in subsection 8.1(c) of this Agreement.

               "TRANSFER SUPPLEMENT" has the meaning specified in subsection 8.1(e) of this Agreement.

               "TRUST" has the meaning specified in the recitals to this Agreement.

               "TRUSTEE" has the meaning specified in the recitals to this Agreement.

               "UTILIZATION FEE" shall mean the ongoing utilization fees, if any, payable to the Class A Agent or the Class A Purchasers in the amounts and on the dates set forth in the Class A Fee Letter.

               "WRITTEN" or "IN WRITING" (and other variations thereof) shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

               1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

               (b) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified. The words "including" and "include" shall be deemed to be followed by the words "without limitation".

               SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

               2.1 PURCHASES. (a) On and subject to the terms and conditions of this Agreement, (i) each Noncommitted Class A Purchaser which is a party hereto on the Closing Date may purchase its Noncommitted Purchaser Percentage of the Class A Certificates on the Closing Date for a purchase price equal to its Noncommitted Purchaser Percentage of the Class A Initial Invested Amount, (ii) each Liquidity Provider which is a party hereto on the Closing Date, severally, agrees to acquire its respective Liquidity Percentage of the Class A Certificates not so acquired by its related Noncommitted Class A Purchaser on the Closing Date, and (iii) each Committed Class A Purchaser which is a party hereto on the Closing Date, severally, agrees to purchase its Committed Purchaser Percentage of the Class A Certificates, in each case for a purchase price equal to the portion of the Class A Initial Invested Amount represented thereby on the Closing Date. Such purchase price shall be made available to the Transferor, subject to the satisfaction of the conditions specified in Section
3.1 hereof, at or prior to 11:00 a.m. New York City time on the Closing Date, by deposit of immediately available funds to an account of the Transferor specified in writing by the Transferor to the Class A Agent. The Class A Purchasers hereby direct that the Class A Certificates be registered in the name of the Class A Agent, as nominee on behalf of the Class A Purchasers from time to time hereunder.

               (b) On and subject to the terms and conditions of this Agreement and prior to its respective Termination Date, (i) each Noncommitted Class A Purchaser may purchase its Noncommitted Purchaser Percentage of any Additional Class A Invested Amount offered for purchase pursuant to Section 6.15 of the Pooling and Servicing Agreement, (ii) each Liquidity Provider, severally, agrees to acquire its respective Liquidity Percentage of the Class A Certificates not so acquired by its related Noncommitted Class A Purchaser, and (iii) each Committed Class A Purchaser, severally, agrees to purchase its Committed Purchaser Percentage of the Additional Class A Invested Amount so offered for purchase, in each case for a purchase price equal to the Additional Class A Invested Amount so purchased; PROVIDED that in no event shall a Committed Class A Purchaser be required on any date to purchase an Additional Class A Invested Amount exceeding its aggregate Available Commitment, determined prior to giving effect to such purchase. Such purchase price shall be made available to the Transferor, subject to the satisfaction of the conditions specified in Section
3.2 hereof, at or prior to 11:00 a.m. New York City time on the applicable Purchase Date by deposit of immediately available funds to an account or accounts specified in writing by the Transferor to the Class A Agent.

               (c) The purchase of the Class A Initial Invested Amount shall be made on prior notice from the Transferor to the Class A Agent received by the Class A Agent not later than 9:00 a.m. New York City time on the Closing Date, and each purchase of any Additional Class A Invested Amount on the applicable Purchase Date shall be made on prior notice from the Transferor received by the Class A Agent not later than 2:00 p.m. New York City time on the Business Day immediately preceding such Purchase Date. Each such notice shall be irrevocable and shall specify (i) the aggregate Class A Initial Invested Amount or Additional Class A Invested Amount to be purchased, (ii) the applicable Purchase Date (which shall be a Business Day), and (iii) instructions as to the deposit of the proceeds of the purchase. The Class A Agent shall promptly forward a copy of such notice to each Class A Purchaser. Each Noncommitted Class A Purchaser shall notify the Class A Agent by 9:30 a.m., New York City time, on the applicable Purchase Date whether it has determined to make the purchase offered to it pursuant to subsection 2.1(a) or 2.1(b), as applicable. In the event that a Noncommitted Class A Purchaser shall not have timely provided such notice such Noncommitted Class A Purchaser shall be deemed to have determined not to make such purchase. The Class A Agent shall notify the Transferor, the Servicer and each Liquidity Provider for such Noncommitted Class A Purchaser on or prior to 10:00 a.m., New York City time, on the applicable Purchase Date of whether such Noncommitted Class A Purchaser has so determined to purchase its share of the Class A Initial Invested Amount or the Additional Class A Invested Amount, as the case may be, and, in the event that Noncommitted Class A Purchasers have not determined to purchase its entire share of the Class A Initial Invested Amount or Additional Class A Invested Amount, as the case may be, the Class A Agent shall specify in such notice (i) the portion of the Class A Initial Invested Amount or the Additional Class A Invested Amount, as the case may be, to be purchased by each Liquidity Provider, (ii) the applicable Purchase Date (which shall be a Business Day), and (iii) instructions as to the deposit of the proceeds of the purchase. The Class A Agent shall notify the Transferor, the Servicer, the Trustee and each Class A Purchaser on the Closing Date (in the case of the purchase of the Class A Initial Invested Amount) or not later than the Business Day following the applicable Purchase Date (in the case of any purchases of Additional Class A Invested Amounts) of the identity of each Class A Purchaser which purchased any portion of the Class A Initial Invested Amount or any Additional Class A Invested Amount on such day, whether such Class A Purchaser was a Noncommitted Class A Purchaser or a Committed Class A Purchaser and the portion of the Class A Initial Invested Amount or Additional Class A Invested Amount purchased by such Class A Purchaser.

               (d) In no event may any Additional Class A Invested Amount be offered for purchase hereunder or under Section 6.15 of the Pooling and Servicing Agreement, nor shall any Committed Class A Purchaser be obligated to purchase any Additional Class A Invested Amount, to the extent that such Additional Class A Invested Amount would exceed the aggregate Available Commitments.

               (e) The Class A Certificates shall be paid as provided in the Pooling and Servicing Agreement, and the Class A Agent shall allocate to the Class A Owners each payment in respect of the Class A Certificates received by the Class A Agent in its capacity as Class A Certificateholder as provided therein. Except as otherwise provided in the Pooling and Servicing Agreement, payments in reduction of the Class A Principal Balance shall be applied (i) prior to the Amortization Period Commencement Date, first to Class A Owners which are Committed Class A Purchasers, pro rata based on their respective Percentage Interests of the Class A Principal Balance, and the remainder, if any, to Class A Owners which are Noncommitted Class A Purchasers, pro rata based on their respective Percentage Interests of the Class A Principal Balance, and
(ii) from and after the Amortization Period Commencement Date, to Class A Owners pro rata based on their respective Percentage Interests of the Class A Principal Balance, or in any such case in such other proportions as each affected Class A Purchsaer may agree upon in writing from time to time with the Facility Agent, the Class A Agent, SRPC and SRI.

               2.2 REDUCTIONS, INCREASES AND EXTENSIONS OF COMMITMENTS. (a) At any time the Transferor may, upon at least 10 Business Days' prior written notice to the Class A Agent, reduce the aggregate Commitments. Each such partial reduction shall be in an aggregate amount of $5,000,000 or integral multiples thereof (or such other amount requested by the Transferor to which the Class A Agent consents). Reductions of the aggregate Commitments pursuant to this subsection 2.2(a) shall be allocated (i) to the Commitment of each Committed Class A Purchaser, other than a Commitment held as a Liquidity Provider, PRO RATA based on the Commitment Percentage represented by such Commitment, and (ii) to the aggregate Commitments of Liquidity Providers for each Noncommitted Class A Purchaser PRO RATA based on the Noncommitted Purchaser Percentage of such Noncommitted Class A Purchaser, and the portion of such reduction which is so allocated to the aggregate Commitments of Liquidity Providers for a Noncommitted Class A Purchaser shall be allocated to the Commitment of each such Liquidity Provider PRO RATA based on its respective Liquidity Percentage.

               (b) On the Termination Date for a Committed Class A Purchaser, the Commitment of such Committed Class A Purchaser shall be automatically reduced to zero.

               (c) The aggregate Commitments of the Committed Class A Purchasers may be increased from time to time through the increase of the Commitment of one or more Committed Class A Purchasers; PROVIDED, HOWEVER, that no such increase shall have become effective unless (i) the Class A Agent and the Transferor shall have given their written consent thereto, (ii) such increasing Committed Class A Purchaser shall have entered into an appropriate amendment or supplement to this Agreement (or its Joinder Supplement or Transfer Supplement) reflecting such increased Commitment and (iii) such conditions, if any, as the Class A Agent shall have required in connection with its consent (including the delivery of legal opinions with respect to such Committed Class A Purchaser, the agreement of such Committed Class A Purchaser to become a Liquidity Provider for one or more Structured Purchasers hereunder and approvals from the Rating Agency) shall have been satisfied. The Transferor may also increase the aggregate Commitments of the Committed Class A Purchasers from time to time by adding additional Committed Class A Purchasers in accordance with subsection 2.2(d).

               (d) Subject to the provisions of subsections 8.1(a) and 8.1(b) applicable to initial purchasers of Class A Certificates, any Person may from time to time with the consent of the Class A Agent and the Transferor become a party to this Agreement as an initial or an additional Noncommitted Class A Purchaser or an initial or an additional Committed Class A Purchaser by (i) delivering to the Transferor an Investment Letter and (ii) entering into an agreement substantially in the form attached hereto as EXHIBIT B hereto (a "JOINDER SUPPLEMENT"), with the Class A Agent and the Transferor, acknowledged by the Servicer, which shall specify (A) the name and address of such Person for purposes of Section 9.2 hereof, (B) whether such Person will be a Noncommitted Class A Purchaser or Committed Class A Purchaser and, if such Person will be a Committed Class A Purchaser, its Commitment and Commitment Expiration Date, (C) if such Person is a Noncommitted Class A Purchaser, the identity of its Liquidity Providers and their respective Liquidity Percentages, (D) if such Person is a Liquidity Provider, the Noncommitted Class A Purchaser for which it is acting as such and the portion of such Person's Commitment which is held by it in its capacity as Liquidity Provider, and (E) the other information provided for in such form of Joinder Supplement. Upon its receipt of a duly executed Joinder Supplement, the Class A Agent shall on the effective date determined pursuant thereto give notice of such effectiveness to the Transferor, the Servicer and the Trustee, and the Servicer will provide notice thereof to each Rating Agency (if required). If, at the time the effectiveness of the Joinder Supplement for an additional Committed Class A Purchaser (other than solely as a Liquidity Provider), the other Class A Purchasers are Class A Owners, it shall be a condition to such effectiveness that such additional Committed Class A Purchaser purchase from each other Class A Purchaser an interest in the Class A Certificates in an amount equal to (i) such other Class A Purchaser's Percentage Interest of the Class A Principal Balance, times (ii) a fraction, the numerator of which equals the Commitment of such additional Class A Purchaser (excluding any portion thereof held by such Committed Class A Purchaser as a Liquidity Provider), and the denominator of which equals the aggregate Commitments of the Class A Purchasers (determined after giving effect to the additional Commitment of the additional Class A Purchaser as set forth in such Joinder Supplement), for a purchase price equal to the portion of the Class A Principal Balance purchased.

               (e) So long as no Termination Event has occurred and is continuing, no more than 120 and no less than 90 days prior to the applicable Commitment Expiration Date, the Transferor may request, through the Class A Agent, that each Committed Class A Purchaser extend its Commitment Expiration Date to the date which is 364 days after the Commitment Expiration Date then in effect, which decision will be made by each Committed Class A Purchaser in its sole discretion. Upon receipt of any such request, the Class A Agent shall promptly notify each Committed Class A Purchaser thereof. At least 60 but not more than 75 days prior to the applicable Commitment Expiration Date, each Committed Class A Purchaser shall notify the Class A Agent of its willingness or refusal to so extend its Commitment Expiration Date, and the Class A Agent shall notify the Transferor of such willingness or refusal by the Committed Class A Purchasers on such 60th day (such day, the "EXTENSION NOTICE DEADLINE"). Any Committed Class A Purchaser which notifies the Class A Agent of its refusal to extend or which does not expressly notify the Class A Agent that it is willing to extend its Commitment Expiration Date by the applicable Extension Notice Deadline shall be deemed to be (x) a Nonextending Class A Purchaser after its Commitment Expiration Date and (y) a "DISSENTING PURCHASER" from the date of its refusal notice or such 60th day (as applicable) through its Commitment Expiration Date. The approval of the Class A Agent shall be required to extend the Commitment Expiration Date of each of the consenting Committed Class A Purchasers, such extension to be effective as of the applicable Commitment Expiration Date so long as a Termination Event shall not have occurred on or prior to such date.

               (f) Promptly after the Extension Notice Deadline, the Class A Agent shall promptly notify each other Class A Purchaser, the Transferor and the Servicer of the identity of any Dissenting Purchaser and the amount of its Commitment. Either the Class A Agent or the Transferor, with the consent of the Class A Agent and, if the Dissenting Purchaser is a Liquidity Provider, each affected Structured Purchaser, may (but neither shall be required to) request one or more other Class A Purchasers, or seek another financial institution acceptable to the Class A Agent in its reasonable discretion, and, if the Dissenting Purchaser is a Liquidity Provider, each affected Structured Purchaser in its sole discretion, to acquire all or a portion of the Commitment of the Dissenting Purchaser and all amounts payable to it hereunder and under the Pooling and Servicing Agreement in accordance with Section 8.1. Each Dissenting Purchaser hereby agrees to assign all or a portion of its Commitment and the amounts payable to it hereunder and under the Pooling and Servicing Agreement to a replacement investor identified by the Class A Agent in accordance with the preceding sentence, subject to ratable payment such Dissenting Purchaser's Percentage Interest of the Class A Principal Balance, together with all accrued and unpaid interest thereon, and a ratable portion of all fees and other amounts due to it hereunder.

               2.3 FEES, EXPENSES, PAYMENTS, ETC. (a) SRPC agrees to pay to the Class A Agent for the account of the Class A Purchasers the Class A Facility Fee, the Utilization Fee and other amounts set forth in the Class A Fee Letter at the times specified therein.

               (b) SRPC further agrees to pay within 30 days following receipt of an invoice therefor to the Class A Agent, the Facility Agent and the initial Class A Purchasers all reasonable costs and expenses in connection with the preparation, execution, delivery, initial syndication, administration (including any requested amendments, waivers or consents of any of the Related Documents) of this Agreement and each related Support Facility, and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel for the Class A Agent, the Facility Agent and each of the initial Class A Purchasers with respect thereto.

               (c) SRI agrees to pay to the Class A Agent, the Facility Agent and each Class A Purchaser, promptly following presentation of an invoice therefor, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the enforcement of any of the Related Documents, and the other documents delivered thereunder or in connection therewith.

               (d) SRI further agrees to pay on demand any and all stamp, transfer and other taxes (other than Taxes covered by Section 2.5) and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Related Documents and each related Support Facility or the other documents and agreements to be delivered hereunder and thereunder or otherwise in connection with the issuance of Series 1997-1, and agrees to save each Class A Purchaser and the Class A Agent and the Facility Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.

               (e) Periodic fees or other periodic amounts payable hereunder shall be calculated, unless otherwise specified in the Class A Fee Letter, on the basis of a 360-day year and for the actual days elapsed.

               (f) All payments to be made hereunder or under the Supplement, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:30 p.m., New York City time, on the due date thereof to the Class A Agent's account specified in subsection 9.2(b) hereof, in United States dollars and in immediately available funds. Payments received by the Class A Agent after 2:30 p.m. New York City time shall be deemed to have been made on the next Business Day. Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and interest shall accrue thereon at the applicable rate during such extension. To the extent that (i) the Trustee, SRPC, SRI, the Transferor or the Servicer makes a payment to the Class A Agent, the Facility Agent or a Class A Purchaser or (ii) the Class A Agent, the Facility Agent or a Class A Purchaser receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or Federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Class A Agent, the Facility Agent or the Class A Purchaser, as the case may be.

               (g) The obligations of SRPC under this Section 2.3 are subject to subsection 9.11(a) hereof.

               2.4 REQUIREMENTS OF LAW. (a) In the event that any Class A Purchaser shall have reasonably determined that any Regulatory Change shall:

                      (i) subject such Class A Purchaser to any tax of any kind whatsoever with respect to this Agreement, its Commitment or its beneficial interest in the Class A Certificates, or change the basis of taxation of payments in respect thereof (except for Taxes covered by Section 2.5 and taxes included in the definition of Excluded Taxes in subsection 2.5(a) and changes in the rate of tax on the overall net income of such Class A Purchaser); or

                      (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, such Class A Purchaser;

               and the result of any of the foregoing is to increase the cost to such Class A Purchaser, by an amount which such Class A Purchaser deems to be material, of maintaining its Commitment or its interest in the Class A Certificates or to reduce any amount receivable in respect thereof, THEN, in any such case, after submission by such Class A Purchaser to the Class A Agent of a written request therefor and the submission by the Class A Agent to the Transferor and the Servicer of such written request therefor, the Transferor (subject to subsection 9.11(a) hereof) shall pay to the Class A Agent for the account of such Class A Purchaser any additional amounts necessary to compensate such Class A Purchaser for such increased cost or reduced amount receivable, together with interest on each such amount from the Distribution Date following receipt by the Transferor of such request for compensation under this subsection 2.4(a), if such request is received by the Transferor at least five Business Days prior to the Determination Date related to such Distribution Date, and otherwise from the following Distribution Date, until payment in full thereof (after as well as before judgment) at the Risk Rate in effect from time to time.

               (b) In the event that any Class A Purchaser shall have determined that any Regulatory Change regarding capital adequacy has the effect of reducing the rate of return on such Class A Purchaser's capital or on the capital of any corporation controlling such Class A Purchaser as a consequence of its obligations hereunder or its maintenance of its Commitment or its interest in the Class A Certificates to a level below that which such Class A Purchaser or such corporation could have achieved but for such Regulatory Change (taking into consideration such Class A Purchaser's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Class A Purchaser to be material, THEN, from time to time, after submission by such Class A Purchaser to the Class A Agent of a written request therefor and submission by the Class A Agent to the Transferor and the Servicer of such written request therefor, the Transferor (subject to subsection 9.11(a) hereof) shall pay to the Class A Agent for the account of such Class A Purchaser such additional amount or amounts as will compensate such Class A Purchaser for such reduction, together with interest on each such amount from the Distribution Date following receipt by the Transferor of such request for compensation under this subsection 2.4(b), if such request is received by the Transferor at least five Business Days prior to the Determination Date related to such Distribution Date, and otherwise from the following Distribution Date, until payment in full thereof (after as well as before judgment) at the Risk Rate in effect from time to time.

               (c) Each Class A Purchaser agrees that it shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to subsections 2.4(a) and 2.4(b), including but not limited to designating a different Investing Office for its Class A Certificates (or any interest therein) if such designation will avoid the need for, or reduce the amount of, any increased amounts referred to in subsection 2.4(a) or 2.4(b) and will not, in the reasonable opinion of such Class A Purchaser, be unlawful or otherwise disadvantageous to such Class A Purchaser or inconsistent with its policies or result in an unreimbursed cost or expense to such Class A Purchaser or in an increase in the aggregate amount payable under both subsections 2.4(a) and 2.4(b).

               (d) Each Class A Purchaser claiming increased amounts described in subsection 2.4(a) or 2.4(b) will furnish to the Class A Agent (together with its request for compensation) a certificate prepared in good faith setting forth the basis and the calculation of the amount (in reasonable detail) of each request by such Class A Purchaser for any such increased amounts referred to in subsection 2.4(a) or 2.4(b). Any such certificate shall be conclusive absent manifest error, and the Class A Agent shall deliver a copy thereof to the Transferor and the Servicer. Failure on the part of any Class A Purchaser to demand compensation for any amount pursuant to subsection 2.4(a) or 2.4(b) with respect to any period shall not constitute a waiver of such Class A Purchaser's right to demand compensation with respect to such period.

               2.5 TAXES. (a) All payments made to the Class A Purchasers, the Facility Agent or the Class A Agent under this Agreement and the Pooling and Servicing Agreement (including all amounts payable with respect to the Class A Certificates) shall, to the extent allowed by law, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, "TAXES"), excluding (i) income taxes (including branch profit taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on or measured by net income), franchise taxes (imposed in lieu of income taxes), or any other taxes based on or measured by the net income of the Class A Purchaser, the Facility Agent or the Class A Agent (as the case may be) or the gross receipts or income of the Class A Purchaser, the Facility Agent or the Class A Agent (as the case may be); (ii) any Taxes that would not have been imposed but for the failure of such Class A Purchaser, the Facility Agent or the Class A Agent, as applicable, to provide and keep current (to the extent legally able) any certification or other documentation required to qualify for an exemption from, or reduced rate of, any such Taxes or required by this Agreement to be furnished by such Class A Purchaser, the Facility Agent or the Class A Agent, as applicable; and (iii) any Taxes imposed as a result of a change by any Class A Purchaser of the Investing Office (other than changes mandated by this Agreement, including subsection 2.4(c) hereof, or required by law) (all such excluded taxes being hereinafter called "EXCLUDED TAXES"). If any Taxes, other than Excluded Taxes, are required to be withheld from any amounts payable to a Class A Purchaser, the Facility Agent or the Class A Agent hereunder or under the Pooling and Servicing Agreement, THEN after submission by any Class A Purchaser to the Class A Agent (in the case of an amount payable to a Class A Purchaser) and by the Facility Agent or the Class A Agent to the Transferor and the Servicer of a written request therefor, the amounts so payable to such Class A Purchaser, the Facility Agent or the Class A Agent, as applicable, shall be increased and the Transferor shall be liable to pay to the Class A Agent for the account of the Facility Agent or such Class A Purchaser or for its own account, as applicable, the amount of such increase) to the extent necessary to yield to such Class A Purchaser, the Facility Agent or the Class A Agent, as applicable (after payment of all such Taxes) interest or any such other amounts payable hereunder or thereunder at the rates or in the amounts specified in this Agreement and the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that the amounts so payable to such Class A Purchaser, the Facility Agent or the Class A Agent shall not be increased pursuant to this subsection 2.5(a) if such requirement to withhold results from the failure of such Person to comply with subsection 2.5(c) hereof. Whenever any Taxes are payable on or with respect to amounts distributed to a Class A Purchaser, the Facility Agent or the Class A Agent, as promptly as possible thereafter the Servicer shall send to the Class A Agent, on behalf of such Class A Purchaser (if applicable), a certified copy of an original official receipt showing payment thereof. If the Trustee, upon the direction of the Servicer, fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Class A Agent, on behalf of itself or the Facility Agent or such Class A Purchaser (as applicable), the required receipts or other required documentary evidence, subject to subsection 9.11(a), the Transferor shall pay to the Class A Agent on behalf of such Class A Purchaser or the Facility Agent or for its own account, as applicable, any incremental taxes, interest or penalties that may become payable by such Class A Purchaser, the Facility Agent or the Class A Agent, as applicable, as a result of any such failure.

               (b) A Class A Purchaser or the Facility Agent claiming increased amounts under subsection 2.5(a) for Taxes paid or payable by such Class A Purchaser or the Facility Agent, as applicable, will furnish to the Class A Agent a certificate prepared in good faith setting forth the basis and amount of each request by such Class A Purchaser or the Facility Agent, as applicable, for such Taxes, and the Class A Agent shall deliver a copy thereof to the Transferor and the Servicer. The Class A Agent claiming increased amounts under subsection 2.5(a) for its own account for Taxes paid or payable by the Class A Agent will furnish to the Transferor and the Servicer a certificate prepared in good faith setting forth the basis and amount of each request by the Class A Agent for such Taxes. Any such certificate of a Class A Purchaser, the Facility Agent or the Class A Agent shall be conclusive absent manifest error. Failure on the part of any Class A Purchaser, the Facility Agent or the Class A Agent to demand additional amounts pursuant to subsection 2.5(a) with respect to any period shall not constitute a waiver of the right of such Class A Purchaser, the Facility Agent or the Class A Agent, as the case may be, to demand compensation with respect to such period. All such amounts shall be due and payable to the Class A Agent on behalf of the Facility Agent or such Class A Purchaser or for its own account, as the case may be, on the Distribution Date following receipt by the Transferor of such certificate, if such certificate is received by the Transferor at least five Business Days prior to the Determination Date related to such Distribution Date and otherwise shall be due and payable on the following Distribution Date (or, if earlier, on the Series 1997-1 Termination
Date).

               (c) Each Class A Purchaser and each Participant holding an interest in Class A Certificates agrees that prior to the date on which the first interest or fee payment hereunder is due thereto, it will deliver to the Transferor, the Servicer, the Trustee and the Class A Agent (i) if such Class A Purchaser or Participant is not incorporated under the laws of the United States or any State thereof, two duly completed copies of the U.S. Internal Revenue Service Form 4224 or successor applicable forms required to evidence that the Class A Purchaser's or Participant's income from this Agreement or the Class A Certificates is "effectively connected" with the conduct of a trade or business in the United States, and (ii) a duly completed U.S. Internal Revenue Service Form W-8 or W-9 or successor applicable or required forms. Each Class A Purchaser or Participant holding an interest in Class A Certificates also agrees to deliver to the Transferor, the Servicer, the Trustee and the Class A Agent two further copies of such Form 4224 and Form W-8 or W-9, or such successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder, and such extensions or renewals thereof as may reasonably be requested by the Servicer or the Class A Agent, unless in any such case, solely as a result of a change in treaty, law or regulation occurring prior to the date on which any such delivery would otherwise be required, and assuming that Section 1446 of the Code does not apply, the Class A Purchaser is no longer eligible to deliver the then-applicable form set forth above and so advises the Servicer and the Class A Agent. Each Class A Purchaser which is a party to a Joinder Supplement certifies, represents and warrants as of the effective date of such Joinder Supplement, each Assignee and each Participant (in either case other than a Support Party) shall certify, represent and warrant as a condition of acquiring its Assignment or Participation as of the effect date of the Transfer Supplement to which it is a party or of such Participation, as the case may be, and each Support Party shall certify, represent and warrant as of the effective date of its becoming a Support Party, that (x) in the case of Form 4224 (if applicable), its income from this Agreement or the Class A Certificates is effectively connected with a United States trade or business and
(y) that it is entitled to an exemption from United States backup withholding tax. Further, each Class A Purchaser and each Participant acquiring an interest in a Class A Certificate covenants that for so long as it shall own Class A Certificates or such Participation, such Class A Certificates or Participation shall be held in such manner that the income therefrom shall be effectively connected with the conduct of a United States trade or business.

               2.6 INDEMNIFICATION. (a) SRI and SRPC (each such Person being referred to as an "INDEMNITOR"), jointly and severally, agree to indemnify and hold harmless the Class A Agent, the Facility Agent and each Class A Purchaser and any directors, officers, employees, agents, attorneys, auditors or accountants of the Class A Agent, the Facility Agent or Class A Purchaser (each such Person being referred to as an "INDEMNITEE") from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever (including reasonable fees and expenses of legal counsel) which such Indemnitee may incur (or which may be claimed against such Indemnitee) arising out of, by reason of or in connection with the execution and delivery of, or payment or other performance under, or the failure to make payments or perform under, any Related Document or the issuance of the Series 1997-1 Certificates (including in connection with the preparation for defense of any investigation, litigation or proceeding arising out of, related to or in connection with such execution, delivery, payment, performance or issuance), except (i) to the extent that any such claim, damage, loss, liability, cost or expense is shall be caused by the willful misconduct, bad faith, recklessness or gross negligence of such Indemnitee, (ii) to the extent that any such claim, damage, loss, liability, cost or expense is covered by subsection 2.3(c) or Section 2.4 or 2.5 hereof or relates to any Excluded Taxes, (iii) to the extent that any such claim, damage, loss, liability, cost or expense relates to disclosure made by the Class A Agent or a Class A Purchaser in connection with an Assignment or Participation pursuant to Section 8.1 of this Agreement which disclosure is not based on information given to the Class A Agent or such Class A Purchaser by or on behalf of SRPC, SRI, the Transferor or the Servicer or any affiliate thereof or by or on behalf of the Trustee or (iv) to the extent that such claim, damage, loss, liability, cost or expense shall be caused by a charge off of Receivables. The foregoing indemnity shall include any claims, damages, losses, liabilities, costs or expenses to which any such Indemnitee may become subject under Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, or other federal or state law or regulation arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any disclosure document relating to the Series 1997-1 Certificates or any amendments thereof or supplements thereto (other than statements provided by the Indemnitee expressly for inclusion therein) or arising out of, or based upon, the omission or the alleged omission to state a material fact necessary to make the statements therein or any amendment thereof or supplement thereto, in light of the circumstances in which they were made, not misleading (other than with respect to statements provided by the Indemnitee expressly for inclusion therein).

               (b) Promptly after the receipt by an Indemnitee of a notice of the commencement of any action against an Indemnitee, such Indemnitee will notify the Agent and the Agent will, if a claim in respect thereof is to be made against an Indemnitor pursuant to subsection 2.6(a), notify such Indemnitor in writing of the commencement thereof; but the omission so to notify such party will not relieve such party from any liability which it may have to such Indemnitee pursuant to the preceding paragraph. If any such action is brought against an Indemnitee and it notifies an Indemnitor of its commencement, such Indemnitor will be entitled to participate in and, to the extent that it so elects by delivering written notice to the Indemnitee promptly after receiving notice of the commencement of the action from the Indemnitee to assume the defense of any such action, with counsel mutually satisfactory to such Indemnitor and each affected Indemnitee. After receipt of such notice by an Indemnitor from an Indemnitee, such Indemnitor will not be liable to such Indemnitee for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnitee in connection with the defense of such action. Each Indemnitee will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of the such Indemnitee unless (i) the employment of such counsel by such Indemnitee has been authorized in writing by such Indemnitor, (ii) such Indemnitor shall have failed to assume the defense and employ counsel, (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnitee and either an Indemnitor or another person or entity that may be entitled to indemnification from an Indemnitor (by virtue of this Section 2.6 or otherwise) and such Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to such Indemnitee which are different from or additional to those available to an Indemnitor or such other party or shall otherwise have reasonably determined that the co-representation would present such counsel with a conflict of interest (in which case the Indemnitor will not have the right to direct the defense of such action on behalf of the Indemnitee). In any such case, the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnitor; it being understood that in no event shall the Companies be liable for the fees, disbursements and other charges of more than two counsel (in addition to any local counsel) for all Indemnitees in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An Indemnitor shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with the written consent of an Indemnitor or if there shall be a final judgment for the plaintiff in any such action, suit or proceeding, such Indemnitor agrees to indemnify and hold harmless any Indemnitee to the extent set forth in this letter from and against any loss, claim, damage, liability or expense by reason of such settlement or judgement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of an Indemnitor and an Indemnitee shall have requested such Indemnitor to reimburse such Indemnitee for such fees and expenses of counsel as incurred, such Indemnitor agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such Indemnitor of the aforesaid request and (ii) such Indemnitor shall have failed to reimburse the Indemnitee in accordance with such request for reimbursement prior to the date of such settlement. No Indemnitor shall, without the prior written consent of an Indemnitee, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder, if such settlement, compromise or consent includes an admission of culpability or wrong-doing on the part of such Indemnitee or the entry or an order, injunction or other equitable or nonmonetary relief (including any administrative or other sanctions or disqualifications) against such Indemnitee or if such settlement, compromise or consent does not includes an unconditional release of such Indemnitee from all liability arising out of such claim, action, suit or proceeding.

               (c) Subject to the limitations on liability set forth in Section
8.3 of the Pooling and Servicing Agreement, the Servicer shall indemnify and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which such Indemnitee may incur (or which may be claimed against such Indemnitee) by reason of any acts or omissions or alleged acts or omissions of the Servicer hereunder or with respect to activities of the Trust or the Trustee for which the Servicer is responsible under the Pooling and Servicing Agreement or hereunder, subject, with respect to the obligations of the Servicer in respect of activities of the Trust or the Trustee for which the Servicer is responsible under the Pooling and Servicing Agreement, to the provisos set forth in Section 8.4 of the Pooling and Servicing Agreement. Subject to Section 9.5, any Successor Servicer, by accepting its appointment pursuant to the Pooling and Servicing Agreement, (i) shall agree to be bound by the terms, covenants and conditions contained herein applicable to the Servicer and to be subject to the duties and obligations of the Servicer hereunder, (ii) as of the date of its acceptance, shall be deemed to have made with respect to itself the representations and warranties made by the SRI in subsections 4.2(a) through (f) (in the case of subsection 4.2(a), with appropriate factual changes) and (iii) shall agree to indemnify and hold harmless any Indemnitee from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable fees and expenses of counsel) whatsoever which any such Indemnitee may incur (or which may be claimed against such Indemnitee) by reason of any acts or omissions or alleged acts or omissions of the Servicer hereunder or with respect to activities of the Trust or the Trustee for which the Servicer is responsible under the Pooling and Servicing Agreement or hereunder.

               (d) Subject to the subsection 9.11(a) hereof in the case of the Transferor, the obligations of SRPC, SRI, the Transferor and the Servicer under this Agreement shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement. Without limiting the foregoing, neither the lack of validity or enforceability of, or any modification to, any Related Document nor the existence of any claim, setoff, defense or other right which SRPC, SRI, the Trust, the Trustee, on behalf of the Trust, the Transferor and the Servicer may have at any time against each other, the Class A Agent, the Facility Agent, any Class A Purchaser, any Support Party or any other Person, whether in connection with any Related Document or any unrelated transactions, shall constitute a defense to such obligations.

               SECTION 3.  CONDITIONS PRECEDENT

               3.1 CONDITION TO INITIAL PURCHASE. The following shall be conditions precedent to the initial purchase by any Class A Purchasers of the Class A Certificates:

               (a) the representations and warranties of SRPC and SRI set forth or referred to in Section 4.1 and 4.2 hereof shall be true and correct in all material respects on Closing Date as though made on and as of the Closing Date, and no event which of itself or with the giving of notice or lapse of time, or both, would constitute a Termination Event shall have occurred and be continuing on the Closing Date;

               (b) the Supplement shall have been duly executed and delivered by all parties thereto and shall be in form and substance satisfactory to the Class A Purchasers;

               (c) the Master Pooling and Servicing Agreement and the Receivables Purchase Agreement shall not have been amended or otherwise modified, other than as disclosed to the Class A Purchasers in writing prior to the Closing Date;

               (d) Class B Certificates and Class C Certificates shall have been duly issued in accordance with the Pooling and Servicing Agreement which have a Class B Initial Invested Amount and a Class C Initial Invested Amount which aggregates at least 25% of the Initial Invested Amount;

               (e)  [reserved];

               (f) all up front fees and expenses agreed and specified in the Class A Fee Letter shall have been paid by SRPC on the Closing Date, and arrangements satisfactory to the initial Class A Purchasers and the Class A Agent shall have been made for the payment of amounts required to be paid by SRPC pursuant to Section 2.3(b) with respect to the preparation, execution, delivery and initial syndication of this Agreement and each related Support Facility and the other documents to be delivered hereunder or in connection herewith;

               (g) arrangements satisfactory to the initial Class A Purchasers and the Class A Agent shall have been made for the repayment in full of the Series 1993-2 Investor Certificates and termination of the related certificate purchase agreement concurrently with the initial purchase of Class A Certificates; and

               (h) the Class A Agent on behalf of the Class A Purchasers shall have received on the Closing Date the following items, each of which shall be in form and substance satisfactory to the Class A Agent:

                      (i) an Officer's Certificate of SRPC or SRI, as applicable, confirming the satisfaction of the conditions set forth in clause (a) and clauses (c) through (e), inclusive, above;

                      (ii) a copy of (A) the certificates of incorporation and by-laws of, and an incumbency certificate with respect to its officers executing any of the Related Documents on the Closing Date on behalf of, part of SRPC and SRI certified by its authorized officer, (B) good standing certificates from the appropriate Governmental Authority as of a recent date with respect to each of SRPC and SRI and (C) resolutions of the Board of Directors (or an authorized committee thereof) of each of SRPC and SRI with respect to the Related Documents to which it is party, certified by its authorized officer;

                      (iii) the favorable written opinions of counsel for SRPC and SRI addressed to the Class A Agent, the Facility Agent and the Class A Purchasers, or accompanied by a letter providing that the Class A Agent, the Facility Agent and the Class A Purchasers may rely on such opinions as if they were addressed to them, and dated the Closing Date, covering general corporate matters, the due execution and delivery of, and the enforceability of, each of the Related Documents to which SRPC and SRI (individually or as Transferor or Servicer) is party, sale/security interest matters, tax matters and such other matters as the Class A Agent may request;

                      (iv) an agreed procedures letter from the independent certified public accountants of SRPC and a certificate of an authorized officer of SRPC with respect to the accuracy in all material respects of written factual data previously furnished to the Class A Agent with respect to the Receivables in the Trust, in each case in form and scope satisfactory to the Class A Agent;

                      (v) evidence of the due execution and delivery by the Trustee of the Related Documents to which it is party;

                      (vi) an executed copy of the Supplement and a conformed copy of the Master Pooling and Servicing Agreement and the Receivables Purchase Agreement;

                      (vii) executed copies of all opinions required by Article VI of the Pooling and Servicing Agreement or by any Rating Agency in connection with the issuance, sale or rating of the Series 1997-1 (each such opinion, unless otherwise agreed to by the Class A Agent, to be addressed to the Class A Agent on behalf of the Class A Purchasers and the Facility Agent or accompanied by a letter providing that the Class A Agent on behalf of the Class A Purchasers and the Facility Agent may rely on such opinion as if it were addressed to it), and such additional documents, instruments, certificates or letters as the Class A Agent may reasonably request;

                      (viii) the duly executed Class A Certificate(s) registered in the name of the Class A Agent as nominee on behalf of the Class A Owners; and

                      (ix) evidence satisfactory to each Class A Purchaser that is a Structured Purchaser that Moody's and Standard & Poor's has confirmed in writing that the purchase by it of Class A Certificates (including Additional Class A Invested Amounts thereunder) would not result in a reduction or withdrawal of such Rating Agency's then applicable rating of the commercial paper of such Structured Purchaser, without giving effect to any increase in any letter of credit or other enhancement provided to such Structured Purchaser (other than liquidity support provided to such Structured Purchaser by Liquidity Providers).

               3.2 CONDITION TO ADDITIONAL PURCHASES. The following shall be conditions precedent to each purchase by any Class A Purchasers of Additional Class A Invested Amounts hereunder:

               (a) the Transferor shall have timely delivered a notice of purchase pursuant to subsection 2.1(c) of this Agreement;

               (b) the representations and warranties of SRPC and SRI set forth or referred to in Section 4.1 and 4.2 hereof shall be true and correct in all material respects on the date of such purchase as though made on and as of such date; no event which of itself or with the giving of notice or lapse of time, or both, would constitute a Termination Event shall have occurred and be continuing on such date, and there shall exist no unreimbursed Class C Investor Charge-Offs;

               (c) after giving effect to such purchase of Additional Class A Invested Amount, the excess of the aggregate Class A Principal Balance over the portion of such Class A Principal Balance owing to Nonextending Class A Purchasers shall not exceed the aggregate Commitments of the Committed Class A Purchasers;

               (d) after giving effect to such purchase, (i) the sum of the Class B Invested Amount and the Class C Invested Amount shall equal not less than 25% of the Invested Amount on the applicable Purchase Date and (ii) the Class C Invested Amount shall not be less than 5% of the highest Invested Amount during the 180 days preceding such Purchase Date;

               (e) after giving effect to such purchase and the application of the proceeds thereof as provided herein and in subsection 4.2(h) of the Pooling and Servicing Agreement, the amount on deposit in the Spread Account, expressed as a percentage of the Invested Amount, after giving effect to such purchase and the application of the proceeds thereof as provided herein as in subsection 4.2(h) of the Pooling and Servicing Agreement, shall be not less than such percentage determined prior to giving effect to such purchase and application;

               (f) in the case of any Noncommitted Class A Purchaser, such Noncommitted Class A Purchaser shall have determined in its judgment that the Class A Certificates have a credit quality sufficient to obtain a rating of not less than Aa2 from Moody's and not less than AA by Standard & Poor's; and

               (g) the conditions set forth in Section 6.15 of the Pooling and Servicing Agreement to the issuance of such Additional Class A Invested Amount shall have been satisfied.

               SECTION 4.  REPRESENTATIONS AND WARRANTIES

               4.1 REPRESENTATIONS AND WARRANTIES OF SRPC. SRPC repeats and reaffirms to the Class A Purchasers and the Class A Agent the representations and warranties of the Transferor set forth in Sections 2.3 of the Pooling and Servicing Agreement, and represents and warrants that such representations and warranties are true and correct as of the date hereof. SRPC further represents and warrants to, and agrees with, the Class A Agent and each Class A Purchaser that, as of the date hereof:

                      (a) SRPC is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to transact the business in which it is now engaged. SRPC is duly qualified to do business (or is exempt from such qualification) and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

                      (b) SRPC has the full corporate power, authority and legal right to make, execute, deliver and perform the Related Documents to which it is party (individually or as Transferor) and all of the transactions contemplated thereby and to issue the Series 1997-1 Certificates from the Trust and has taken all necessary corporate action to authorize the execution, delivery and performance of the Related Documents to which it is party and such issuance. Each of the Related Documents to which SRPC is party (individually or as Transferor) constitutes its legal, valid and binding agreement enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and except as such enforceability may be limited by general principles of equity, whether considered in a proceeding at law or in equity).

                      (c) SRPC is not required to obtain the consent of any other party or any consent, license, approval or authorization of, or registration with, any Governmental Authority in connection with the execution, delivery or performance of each of the Related Documents to which it is party (individually or as Transferor) that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date.

                      (d) SRPC's execution, delivery and performance of the Related Documents to which it is party (individually or as Transferor) do not violate or conflict with any provision of any existing law or regulation applicable to SRPC or any order or decree of any court to which SRPC is subject or the Certificate of Incorporation or Bylaws of SRPC, or any mortgage, security agreement, indenture, contract or other agreement to which SRPC is a party or by which SRPC or any significant portion of its properties is bound.

                      (e) There is no litigation, investigation or administrative proceeding before any court, tribunal, regulatory body or governmental body presently pending, or, to the knowledge of SRPC, threatened, with respect to any of the Related Documents, the transactions contemplated thereby, or the issuance of the Series 1997-1 Certificates and there is no such litigation or proceeding against SRPC or any significant portion of its properties which would, individually or in the aggregate, have a material adverse effect on the transactions contemplated by any of the Related Documents or the ability of SRPC to perform its obligations thereunder.

                      (f) SRPC is not insolvent or the subject of any insolvency or liquidation proceeding. The financial statements of SRPC delivered to the Class A Agent are complete and correct in all material respects and fairly present the financial condition of SRPC as of date of such statements and the results of operations of SRPC for the period then ended, all in accordance with United States generally accepted accounting principles consistently applied. Since the date of the most recent audited financial statements of SRPC delivered to the Class A Agent, there has not been any material adverse change in the condition (financial or otherwise) of SRPC.

                      (g) There are no outstanding comments from the most recent report prepared by the independent public accountants for SRPC (individually or in its capacity as Transferor) in connection with its credit card receivables.

                      (h) No Trust Pay Out Event, Series 1997-1 Pay Out Event, Servicer Default or Termination Event has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an event or default.

                      (i) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Trust nor SRPC is required to be registered under the Investment Company Act of 1940, as amended.

                      (j) The Receivables conveyed by SRPC to the Trust under the Pooling and Servicing Agreement are in an aggregate amount, determined as of November 29, 1997, of $290,488,508, consisting of $280,813,892 of Principal Receivables and $9,674,616 of Finance Charge Receivables. The Receivables Purchase Agreement is in full force and effect on the date hereof and no material default by any party exists thereunder.

                      (k) The Trust is duly created and existing under the laws of the State of New York. Simultaneous with the closing hereunder, all conditions to the issuance and sale of the Series 1997-1 Certificates set forth in the Pooling and Servicing Agreement have been satisfied and the Series 1997-1 Certificates have been duly issued by the Trust.

                      (l) Neither SRPC nor any of its Affiliates has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities
Act) that is or will be integrated with the sale of the any Series 1997-1 Certificates in a manner that would require the registration under the Securities Act of the offering of the Series 1997-1 Certificates or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Series 1997-1 Certificates or in any manner involving a public offering thereof within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of each Class A Purchaser in its Investment Letter and of each purchaser of Class B Certificates in their respective investment letters, the offer and sale of the Series 1997-1 Certificates are transactions which are exempt from the registration requirements of the Securities Act.

                      (m) All written factual information heretofore furnished by SRPC to, or for delivery to, the Class A Agent for purposes of or in connection with this Agreement, including information relating to the Accounts, the Receivables, and SRI's credit card business, was true and correct in all material respects on the date as of which such information was stated or certified and remains true and correct in all material respects (unless such information specifically relates to an earlier date in which case such information shall have been true and correct in all material respects on such earlier date).

               4.2 REPRESENTATIONS AND WARRANTIES OF SRI. SRI repeats and reaffirms to the Class A Purchasers and the Class A Agent the representations and warranties of the Servicer set forth in Sections 3.3 of the Pooling and Servicing Agreement, and represents and warrants that such representations and warranties are true and correct as of the date hereof. SRI further represents and warrants to, and agree with, the Class A Agent and each Class A Purchaser that, as of the date hereof:

                      (a) SRI is a duly organized and validly existing corporation in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and to transact the business in which it is now engaged. SRI is duly qualified to do business (or is exempt from such qualification) and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

                      (b) SRI has the full corporate power, authority and legal right to make, execute, deliver and perform the Related Documents to which it is party (individually or as Servicer) and all of the transactions contemplated thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of the Related Documents to which it is party and such issuance. Each of the Related Documents to which SRI is party (individually or as Servicer) constitutes its legal, valid and binding agreement enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of the rights of creditors of national banking associations generally and except as such enforceability may be limited by general principles of equity, whether considered in a proceeding at law or in equity).

                      (c) SRI is not required to obtain the consent of any other party or any consent, license, approval or authorization of, or registration with, any Governmental Authority in connection with the execution, delivery or performance of each of the Related Documents to which it is party (individually or as Servicer) that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date.

                      (d) The execution, delivery and performance by SRI of the Related Documents to which it is party (individually or as Servicer) do not violate or conflict with any provision of any existing law or regulation applicable to SRI or any order or decree of any court to which SRI is subject or the Certificate of Incorporation or Bylaws of SRI, or any mortgage, security agreement, indenture, contract or other agreement to which SRI is a party or by which SRI or any significant portion of its properties is bound.

                      (e) There is no litigation, investigation or administrative proceeding before any court, tribunal, regulatory body or governmental body presently pending, or, to the knowledge of SRI, threatened, with respect to any of the Related Documents, the transactions contemplated thereby, or the issuance of the Series 1997-1 Certificates, and there is no such litigation or proceeding against SRI or any significant portion of its properties which would, individually or in the aggregate, have a material adverse effect on the transactions contemplated by any of the Related Documents or the ability of SRI to perform its obligations thereunder.

                      (f) SRI is not insolvent or the subject of any insolvency or liquidation proceeding. The financial statements of SRI delivered to the Class A Agent are complete and correct in all material respects and fairly present the financial condition of SRI as of date of such statements and its results of operations for the period then ended, all in accordance with United States generally accepted accounting principles consistently applied. Since the date of the most recent audited financial statements of SRI delivered to the Class A Agent through the Closing Date, there has not been any material adverse change in the condition (financial or otherwise) of SRI.

                      (g) There are no outstanding comments from the most recent report prepared by the independent public accountants for SRI (individually or in its capacity as Servicer) in connection with its credit card receivables.

                      (h) No Trust Pay Out Event, Series 1997-1 Pay Out Event, Servicer Default, Termination Event has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an event or default.

                      (i) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Trust, SRPC nor SRI is required to be registered under the Investment Company Act of 1940, as amended.

                      (j) The Receivables Purchase Agreement is in full force and effect on the date hereof and no material default by any party exists thereunder.

                      (k) The Trust is duly created and existing under the laws of the State of New York. Simultaneous with the closing hereunder, all conditions to the issuance and sale of the Series 1997-1 Certificates set forth in the Pooling and Servicing Agreement have been satisfied and the Series 1997-1 Certificates have been duly issued by the Trust.

                      (l) To the knowledge of SRI, the representations and warranties of SRPC set forth in Section 4.1 above are true and correct in all material respects.

                      (m) All written factual information heretofore furnished by SRPC, SRI or Stage to, or for delivery to, the Class A Agent for purposes of or in connection with this Agreement, including information relating to the Accounts, the Receivables and the credit card business of SRPC or SRI, was true and correct in all material respects on the date as of which such information was stated or certified and remains true and correct in all material respects (unless such information specifically relates to an earlier date in which case such information shall have been true and correct in all material respects on such earlier date).

               4.3 REPRESENTATIONS AND WARRANTIES OF THE CLASS A AGENT, THE FACILITY AGENT AND THE CLASS A PURCHASERS. Each of the Class A Agent, the Facility Agent and the Class A Purchasers severally (each with respect to itself only) represents and warrants to, and agrees with, the Transferor and the Servicer, that:

                      (a) It is duly authorized to enter into and perform this Agreement and, in the case of the Class A Purchasers, to purchase its Commitment Percentage (if any) of the Class A Certificates, and has duly executed and delivered this Agreement; and the person signing this Agreement on behalf of the Class A Agent, the Facility Agent or such Class A Purchaser, as the case may be, has been duly authorized to do so.

                      (b) This Agreement constitutes the legal, valid and binding obligation of the Class A Agent, the Facility Agent or such Class A Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                      (c) No registration with or consent or approval of or other action by any state or local governmental authority or regulatory body having jurisdiction over the Class A Agent, the Facility Agent or such Class A Purchaser is required in connection with its execution, delivery or performance of this Agreement, other than as may be required under the blue sky laws of any state.

                      (d) The execution, delivery or performance by the Class A Agent, the Facility Agent or such Class A Purchaser of this Agreement do not violate or conflict with any provision of any existing law or regulation applicable to it or any order or decree of any court to which it is subject, its charter or bylaws, or any mortgage, security agreement, indenture, contract or other agreement to which such it is a party or by which it or any significant portion of its properties is bound, in any such case if such violation or conflict would have an adverse affect on its right or ability to execute, deliver or perform its obligations under this Agreement.

               SECTION 5.  COVENANTS

               5.1 COVENANTS OF SRPC. SRPC (individually or, as set forth below, as the Transferor) and SRI (individually and, as set forth below, as the Servicer), each as to itself in such capacity or capacities, and subject to subsection 9.11(a) in the case of the Transferor, covenants and agrees, through the Termination Date for all Class A Purchasers and thereafter so long as any amount of the Class A Principal Balance shall remain outstanding or any monetary obligation arising hereunder shall remain unpaid, unless the Required Class A Owners and the Required Class A Purchasers shall otherwise consent in writing, that:

                      (a) each of SRPC, SRI, the Transferor and the Servicer shall perform in all material respects each of the respective agreements, warranties and indemnities applicable to it and comply in all material respects with each of the respective terms and provisions applicable to it under the other Related Documents to which it is party, which agreements, warranties and indemnities are hereby incorporated by reference into this Agreement as if set forth herein in full; and each of SRPC, SRI, the Transferor and the Servicer shall take all reasonable action to enforce the obligations of each of the other parties to such Related Documents which are contained therein;

                      (b) the Transferor and the Servicer shall furnish to the Class A Agent (i) a copy of each opinion, certificate, report, statement, notice or other communication (other than investment instructions) relating to the Series 1997-1 Certificates which is furnished by or on behalf of either of them to Certificateholders, to any Rating Agency or to the Trustee and furnish to the Class A Agent after receipt thereof, a copy of each notice, demand or other communication relating to the Series 1997-1 Certificates, this Agreement or the Pooling and Servicing Agreement received by the Transferor or the Servicer from the Trustee, any Rating Agency or 10% or more of the Series 1997-1 Certificateholders (to the extent such notice, demand or communication relates to the Accounts, the Receivables, any Servicer Default, any Trust Pay Out Event or any Series 1997-1 Pay Out Event); and (ii) such other information, documents records or reports respecting the Trust, the Accounts, the Receivables, the Transferor or the Servicer as the Class A Agent may from time to time reasonably request without unreasonable expense to the Transferor or the Servicer;

                      (c) the Servicer shall furnish to the Class A Agent on or before the date such reports are due under the Pooling and Servicing Agreement copies of each of the reports and certificates required by subsection 3.4(c) or
Section 3.5 or 3.6 of the Pooling and Servicing Agreement;

                      (d) the Servicer shall promptly furnish to the Class A Agent a copy, addressed to the Class A Agent, of each opinion of counsel delivered to the Trustee pursuant to subsection 13.2(d) of the Pooling and Servicing Agreement;

                      (e) SRI shall furnish to the Class A Agent (i) promptly when publicly available, the annual (audited) and quarterly (unaudited) consolidated financial statements of each of Stage and SRPC and such other publicly available financial information, if any, as to Stage, SRI or SRPC as the Class A Agent may request, and (ii) promptly after known to SRI, information with respect to any action, suit or proceeding involving SRI or any of its Affiliates by or before any court or any Governmental Authority which, if adversely determined, would materially adversely affect the business, results of operation or financial condition of SRPC or SRI;

                      (f) the Servicer shall furnish to the Class A Agent a certificate concurrently with its delivery of its annual certificate pursuant to
Section 3.5 of the Pooling and Servicing Agreement stating that no Termination Event or event or condition which with the passage of time or the giving of notice, or both, would constitute a Termination Event has occurred or, if such a Termination Event, event or condition has occurred, identifying the same in reasonable detail;

                      (g) the Transferor shall not exercise its right to accept optional reassignment of the Receivables or repurchase the Series 1997-1 Certificates pursuant to Section 12.2 of the Pooling and Servicing Agreement, unless the Class A Purchasers and the Class A Agent have been paid, or will be paid upon such repurchase or in connection with such optional reassignment, the Class A Principal Balance, all interest thereon and all other amounts owing hereunder in full;

                      (h) the Transferor and the Servicer shall at any time from time to time during regular business hours, on reasonable notice to the Transferor or the Servicer, as the case may be, permit the Class A Agent, or its agents or representatives to:

                          (i) examine all books, records and documents
        (including computer tapes and disks) in its possession or under its control relating to the Receivables, and

                          (ii) visit its offices and property for the purpose of examining such materials described in clause (i) above.

The information obtained by the Class A Agent or any Class A Purchaser pursuant to this subsection shall be held in confidence in accordance with Section 6.2 hereof;

                      (i) the Transferor and the Servicer shall use reasonable efforts to cooperate with the Class A Agent (including affording reasonable inspection rights, assisting in the preparation of syndication material, attending investor meetings and providing access to its officers) in its effort to syndicate the Commitments;

                      (j) the Servicer shall furnish to the Class A Agent, promptly after the occurrence of any Servicer Default, Termination Event, Trust Pay Out Event or Series 1997-1 Pay Out Event, a certificate of an appropriate officer of the Servicer setting forth the circumstances of such Servicer Default, Termination Event, Trust Pay Out Event or Series 1997-1 Pay Out Event and any action taken or proposed to be taken by the Servicer or the Transferor with respect thereto;

                      (k) the Transferor and the Servicer shall timely make all payments, deposits or transfers and give all instructions to transfer required by this Agreement, the Pooling and Servicing Agreement and the Receivables Purchase Agreement;

                      (l) neither Transferor, the Servicer nor the Originator shall terminate (except in accordance with the terms thereof), amend, waive or otherwise modify the Master Pooling and Servicing Agreement or the Supplement, unless (i) such amendment, waiver or modification shall not, as evidenced by an Officer's Certificate of the Transferor delivered to the Class A Agent, adversely affect in any material respect the interests of the Class A Agent, the Facility Agent or the Class A Purchasers under any Related Document, and will not result in a reduction or withdrawal of the then current rating by any Rating Agency of any commercial paper notes issued by any Structured Purchaser without giving effect to any increase in any letter of credit or other enhancement provided to such Structured Purchaser; and (ii) all of the applicable provisions of Section 13.1 of the Pooling and Servicing Agreement have been complied with;

                      (m) the Transferor and the Servicer shall execute and deliver to the Class A Agent, the Facility Agent or the Trustee all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Class A Agent, the Facility Agent or the Trustee to enable any of them to exercise and enforce their respective rights under the Related Documents and to realize thereon, and record and file and rerecord and refile all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or required by the Trustee, the Facility Agent or the Class A Agent to validate, preserve, perfect and protect the position of the Trustee under the Pooling and Servicing Agreement;

                      (n) neither the Transferor nor the Servicer will consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, except (i) in accordance with Section 7.2 or 8.2 of the Pooling and Servicing Agreement, and
(ii) with the prior written consent of the Required Class A Owners and the Required Class A Purchasers; PROVIDED that such consent shall not be required in the case of the Servicer if, after giving effect to such consolidation, merger, conveyance or transfer, the Class A Certificates are rated at least "BBB" by Standard & Poor's or at least "Baa3" by Moody's Investors Services, Inc.;

                      (o) SRI will not (i) resign as Servicer, unless (A) the performance of its duties under the Pooling and Servicing Agreement is no longer permissible pursuant to Requirements of Law and there is no reasonable action which it could take to make the performance of such duties permissible under such Requirements of Law, or (B) the Required Class A Owners and the Required Class A Purchasers shall have consented thereto, or (ii) assign the Pooling and Servicing Agreement (unless such assignment is permitted pursuant to Section 8.2 of the Pooling and Servicing Agreement and subsection 5.1(n) hereof), (iii) delegate any of its material duties under the Pooling and Servicing Agreement except as permitted by Section 8.7 of the Pooling and Servicing Agreement and unless the Person to which such delegation is made is a wholly owned subsidiary (directly or indirectly) of Stage, is legally qualified and licensed (to the extent required) to perform the duties delegated to it, owns or holds under valid leases or (in the case of software) licenses all computer equipment and software and other equipment and rights which are required for such Person to perform such duties, and employs sufficient and adequately trained personnel to perform such duties, or (iv) appoint or permit the appointment of a Successor Servicer other than the Trustee under the provisions of the Pooling and Servicing Agreement without consultation with the Facility Agent; and

                      (p) the Transferor will not incur, permit or suffer to exist any lien, charge or other adverse claim on any Class C Certificate.

               SECTION 6.    MUTUAL COVENANTS REGARDING CONFIDENTIALITY

               6.1 COVENANTS OF SRPC, ETC. SRPC, SRI, the Transferor and the Servicer shall hold in confidence, and not disclose to any Person, the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) with the consent of the Required Class A Purchasers and Class A Agent, or (iii) to the extent SRPC, SRI, the Transferor or the Servicer or any Affiliate of either of them should be required by any law or regulation applicable to it or requested by any Governmental Authority to disclose such information; PROVIDED, that, in the case of clause (iii), SRPC, the Transferor or the Servicer, as the case may be, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Class A Agent of its intention to make any such disclosure prior to making such disclosure.

               6.2 COVENANTS OF CLASS A PURCHASERS. The Class A Agent, the Facility Agent and each Class A Purchaser, severally and with respect to itself only, covenants and agrees that any information obtained by the Class A Agent, the Facility Agent or such Class A Purchaser pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Class A Agent hereunder may in all cases be distributed by the Class A Agent or the Facility Agent to the Class A Purchasers) except that the Class A Agent, the Facility Agent or such Class A Purchaser may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Class A Agent, the Facility Agent or such Class A Purchaser, (iii) to the extent such information was available to the Class A Agent, the Facility Agent or such Class A Purchaser on a nonconfidential basis prior to its disclosure to the Class A Agent, the Facility Agent or such Class A Purchaser hereunder, (iv) with the consent of the Transferor, (v) to the extent permitted by Section 8.1, (vi) to the extent the Class A Agent, the Facility Agent or such Class A Purchaser should be (A) required in connection with any legal or regulatory proceeding or
(B) requested by any Governmental Authority to disclose such information or
(vii) in the case of any Class A Purchaser that is a Structured Purchaser, to rating agencies, placement agents and providers of liquidity and credit support who agree to hold such information in confidence; PROVIDED, that, in the case of clause (vi) above, the Class A Agent, the Facility Agent or such Class A Purchaser, as applicable, will use all reasonable efforts to maintain confidentiality and, in the case of clause (vi)(A) above, will (unless otherwise prohibited by law) notify the Transferor of its intention to make any such disclosure prior to making any such disclosure.

               SECTION 7.  THE AGENTS

               7.1 APPOINTMENT. (a) Each Class A Purchaser hereby irrevocably designates and appoints the Class A Agent as the agent of such Class A Purchaser under this Agreement, and each such Class A Purchaser irrevocably authorizes the Class A Agent, as the agent for such Class A Purchaser, to take such action on its behalf under the provisions of the Related Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to the Class A Agent by the terms of the Related Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Class A Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Class A Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Class A Agent.

               (b) Each Class A Purchaser hereby irrevocably designates and appoints the Facility Agent as the agent of such Class A Purchaser under the Pooling and Servicing Agreement, and each such Class A Purchaser irrevocably authorizes the Facility Agent, as the agent for such Class A Purchaser, to take such action on its behalf under the provisions of the Pooling and Servicing Agreement and to exercise such powers and perform such duties thereunder as are expressly granted to the Facility Agent by the terms of the Pooling and Servicing Agreement, subject to the terms and conditions of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Facility Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the Pooling and Servicing Agreement, or any fiduciary relationship with any Class A Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Facility Agent.

               7.2 DELEGATION OF DUTIES. The Class A Agent and the Facility Agent may execute any of its duties under any of the Related Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Class A Agent nor the Facility Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               7.3 EXCULPATORY PROVISIONS. Neither the Class A Agent nor the Facility Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable to any of the Class A Purchasers for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any of the other Related Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Class A Purchasers for any recitals, statements, representations or warranties made by SRPC, SRI, Stage, the Transferor, the Servicer or the Trustee or any officer thereof contained in any of the other Related Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Class A Agent or the Facility Agent under or in connection with, any of the other Related Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Related Documents or for any failure of SRPC, SRI, Stage, the Transferor, the Servicer or the Trustee to perform its obligations thereunder. Neither the Class A Agent nor the Facility Agent shall be under any obligation to any Class A Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the other Related Documents, or to inspect the properties, books or records of SRPC, SRI, Stage, the Transferor, the Servicer, the Trustee or the Trust.

               7.4 RELIANCE BY AGENT. The Class A Agent and the Facility Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Class A Agent or the Facility Agent), independent accountants and other experts selected by the Class A Agent or the Facility Agent. The Class A Agent and the Facility Agent shall be fully justified in failing or refusing to take any action under any of the Related Documents unless it shall first receive such advice or concurrence of the Required Class A Owners and the Required Class A Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Class A Purchasers or by the Committed Class A Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Class A Agent and the Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Related Documents in accordance with a request of the Required Class A Owners and the Required Class A Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Class A Purchasers.

               7.5 NOTICES. The Class A Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Pay Out Event or any Termination Event unless the Class A Agent has received notice from the Transferor, the Servicer, the Trustee or any Class A Purchaser referring to this Agreement, describing such event. In the event that the Class A Agent receives such a notice, the Class A Agent promptly shall give notice thereof to the Class A Purchasers. The Class A Agent shall take such action with respect to such event as shall be reasonably directed by the Required Class A Owners and the Required Class A Purchasers; PROVIDED that unless and until the Class A Agent shall have received such directions, the Class A Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Class A Purchasers.

               7.6 NON-RELIANCE ON AGENT AND OTHER CLASS A PURCHASERS. Each Class A Purchaser expressly acknowledges that neither the Class A Agent nor the Facility Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Class A Agent or the Facility Agent hereafter taken, including any review of the affairs of SRPC, SRI, Stage, the Transferor, the Servicer, the Trustee or the Trust shall be deemed to constitute any representation or warranty by the Class A Agent or the Facility Agent to any Class A Purchaser. Each Class A Purchaser represents to the Class A Agent and the Facility Agent that it has, independently and without reliance upon the Class A Agent, the Facility Agent or any other Class A Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Trust, the Trustee, SRPC, SRI, Stage, the Transferor and the Servicer and made its own decision to purchase its interest in the Class A Certificates hereunder and enter into this Agreement. Each Class A Purchaser also represents that it will, independently and without reliance upon the Class A Agent or the Facility Agent or any other Class A Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Trust, the Trustee, SRPC, SRI, Stage, the Transferor and the Servicer. Except, in the case of the Class A Agent, for notices, reports and other documents received by the Class A Agent under Section 5 hereof, neither the Class A Agent nor the Facility Agent shall have any duty or responsibility to provide any Class A Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Trust, the Trustee, SRPC, SRI, Stage, the Transferor or the Servicer which may come into the possession of the Class A Agent or the Facility Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               7.7 INDEMNIFICATION. The Committed Class A Purchasers agree to indemnify the Class A Agent and the Facility Agent in its capacity as such (without limiting the obligation (if any) of SRPC, SRI, the Transferor, the Trust or the Servicer to reimburse the Class A Agent or the Facility Agent for any such amounts), ratably according to their respective Commitment Percentages (or, if the Commitments have terminated, Percentage Interests), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Class A Principal Balance) be imposed on, incurred by or asserted against the Class A Agent or the Facility Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Class A Agent or the Facility Agent under or in connection with any of the foregoing; PROVIDED that no Class A Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Class A Agent or the Facility Agent resulting from its own gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the obligations under this Agreement, including the Class A Principal Balance.

               7.8 AGENTS IN THEIR INDIVIDUAL CAPACITIES. The Class A Agent, the Facility Agent and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Trust, the Trustee, SRPC, SRI, Stage, the Servicer and the Transferor as though the Class A Agent and the Facility Agent were not the agents hereunder. Each Class A Purchaser acknowledges that Credit Suisse First Boston may act (i) as administrator and agent for one or more Structured Purchasers and in such capacity acts and may continue to act on behalf of each such Structured Purchaser in connection with its business, (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any such Structured Purchaser is party and in various other capacities relating to the business of any such Structured Purchaser under various agreements, and
(iii) as agent for other Classes of Series 1997-1 Certificates. Credit Suisse First Boston in its capacity as the Class A Agent or the Facility Agent shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as the Class A Agent or the Facility Agent other than as expressly provided in this Agreement. Credit Suisse First Boston may act as the Class A Agent and the Facility Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

               7.9 SUCCESSOR AGENT. (a) The Class A Agent may resign as Class A Agent upon ten days' notice to the Class A Purchasers, the Trustee, the Transferor and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Class A Agent pursuant to this subsection 7.9(a). If the Class A Agent shall resign as Class A Agent under this Agreement, then the Required Class A Purchasers and the Required Class A Owners shall appoint from among the Committed Class A Purchasers a successor agent for the Class A Purchasers. The successor agent shall succeed to the rights, powers and duties of the Class A Agent, and the term "Class A Agent" shall mean such successor agent effective upon its appointment, and the former Class A Agent's rights, powers and duties as Class A Agent shall be terminated, without any other or further act or deed on the part of such former Class A Agent or any of the parties to this Agreement. After the retiring Class A Agent's resignation as Class A Agent, the provisions of this
Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Class A Agent under this Agreement.

               (b) The Facility Agent may resign as Facility Agent upon ten days' notice to the Class A Purchasers, the Class B Purchasers (as defined in the Class B Certificate Purchase Agreement), the Trustee, the Transferor and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Facility Agent pursuant to this subsection 7.9(b). If the Facility Agent shall resign as Facility Agent under this Agreement, then the Required Class A Purchasers and the Required Class A Owners shall appoint from among the Committed Class A Purchasers hereunder or the Committed Class B Purchasers under the Class B Certificate Purchase Agreement a successor Facility Agent of the Class A Certificateholders and the Class B Certificateholders as provided in the Supplement; PROVIDED that no such appointment shall be effective unless such successor is also appointed as successor Facility Agent under the Class B Certificate Purchase Agreement. The successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term "Facility Agent" shall mean such successor agent effective upon its appointment, and the former Facility Agent's rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement. After the retiring Facility Agent's resignation as Facility Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Facility Agent under this Agreement.

               SECTION 8.    SECURITIES LAWS; TRANSFERS; TAX TREATMENT

               8.1 TRANSFERS OF CLASS A CERTIFICATES. (a) Each Class A Owner agrees that the beneficial interest in the Class A Certificates purchased by it will be acquired for investment only and not with a view to any public distribution thereof, and that such Class A Owner will not offer to sell or otherwise dispose of any Class A Certificate acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable state or other securities laws. Each Class A Owner acknowledges that it has no right to require the Transferor to register, under the Securities Act or any other securities law, the Class A Certificates (or the beneficial interest therein) acquired by it pursuant to this Agreement or any Transfer Supplement. Each Class A Owner hereby confirms and agrees that in connection with any transfer or syndication by it of an interest in the Class A Certificates, such Class A Owner has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Class A Purchaser which executes a Joinder Agreement agrees that it will execute and deliver to the Transferor, the Servicer, the Trustee and the Class A Agent on or before the effective date of its Joinder Agreement a letter in the form attached hereto as EXHIBIT A (an "INVESTMENT LETTER") with respect to the purchase by such Class A Purchaser of an interest in the Class A Certificates.

                      (b) Each initial purchaser of a Class A Certificate or any interest therein and any Assignee thereof or Participant therein shall certify to the Transferor, the Servicer, the Trustee and the Class A Agent that it is either (A)(i) a citizen or resident of the United States, (ii) a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Class A Certificates may constitute unrelated business taxable income or (iii) a person not described in (i) or (ii) whose income from the Class A Certificates is and will be effectively connected with the conduct of a trade or business within the United States (within the meaning of the Code) and whose ownership of any interest in a Class A Certificate will not result in any withholding obligation with respect to any payments with respect to the Class A Certificates by any Person (other than withholding, if any, under Section 1446 of the Code) and who will furnish to the Class A Agent, the Servicer and the Trustee, and to the Class A Owner making the Transfer a properly executed U.S. Internal Revenue Service Form 4224 (and to agree (to the extent legally able) to provide a new Form 4224 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws) or (B) an estate or trust the income of which is includible in gross income for United States federal income tax purposes.

                      (c) Any sale, transfer, assignment, participation, pledge, hypothecation or other disposition (a "TRANSFER") of a Class A Certificate or any interest therein may be made only in accordance with this Section 8.1. Any Transfer of an interest in a Class A Certificate, a Commitment or any Noncommitted Purchaser Percentage shall be in respect of (i) in the case of a Committed Class A Purchaser, at least $5,000,000 in the aggregate, which may be composed of (A) Class A Principal Balance or (B) to the extent in excess of the Class A Principal Balance subject to such Transfer, Commitment hereunder, or
(ii) in the case of a Noncommitted Class A Purchaser, at least $5,000,000 in the aggregate, which may be composed of (A) Class A Principal Balance, or (B) to the extent in excess of the Class A Principal Balance subject to such Transfer, the product of the Noncommitted Purchaser Percentage subject to such Transfer times the aggregate Commitments hereunder. Any Transfer of an interest in a Class A Certificate otherwise permitted by this
Section 8.1 will be permitted only if it consists of a PRO RATA percentage interest in all payments made with respect to the Class A Purchaser's beneficial interest in such Class A Certificate. No Class A Certificate or any interest therein may be Transferred by Assignment or Participation to any Person (each, a "TRANSFEREE") unless prior to the transfer the Transferee shall have executed and delivered to the Class A Agent and the Transferor an Investment Letter.

                      Each of SRPC and SRI authorizes each Class A Purchaser to disclose to any Transferee and Support Party and any prospective Transferee or Support Party any and all financial information in the Class A Purchaser's possession concerning the Trust, SRPC, SRI and Stage which has been delivered to the Class A Agent, the Facility Agent or such Class A Purchaser pursuant to the Related Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Class A Purchaser by or on behalf of the Trust, SRPC, SRI, Stage, the Transferor or the Servicer in connection with such Class A Purchaser's credit evaluation of the Trust, SRPC, SRI, Stage, the Transferor or the Servicer prior to becoming a party to, or purchasing an interest in this Agreement or the Class A Certificates; PROVIDED that prior to any such disclosure, such Transferee or Support Party or prospective Transferee or Support Party shall have executed an agreement agreeing to be bound by the provisions of Section 6.2 hereof.

                      (d) Each Class A Purchaser may, in accordance with applicable law, at any time grant participations in all or part of its Commitment or its interest in the Class A Certificates, including the payments due to it under this Agreement and the Pooling and Servicing Agreement (each, a "PARTICIPATION"), to any Person (each, a "PARTICIPANT"); PROVIDED, HOWEVER, that no Participation shall be granted to any Person unless and until the Class A Agent shall have consented thereto and the conditions to Transfer specified in this Agreement, including in subsection 8.1(c) hereof, shall have been satisfied and that such Participation consists of a PRO RATA percentage interest in all payments made with respect to such Class A Purchaser's beneficial interest (if any) in the Class A Certificates. In connection with any such Participation, the Class A Agent shall maintain a register of each Participant and the amount of each Participation. Each Class A Purchaser hereby acknowledges and agrees that
(A) any such Participation will not alter or affect such Class A Purchaser's direct obligations hereunder, and (B) neither the Trustee, the Transferor nor the Servicer shall have any obligation to have any communication or relationship with any Participant. Each Class A Purchaser and each Participant shall comply with the provisions of subsection 2.5(c). No Participant shall be entitled to Transfer all or any portion of its Participation, without the prior written consent of the Class A Agent. Each Participant shall be entitled to receive additional amounts and indemnification pursuant to Sections 2.4, 2.5 and 2.6 as if such Participant were a Class A Purchaser and such Sections applied to its Participation; PROVIDED, in the case of Section 2.5, that such Participant has complied with the provisions of subsection 2.5(c) as if it were a Class A Purchaser. Each Class A Purchaser shall give the Class A Agent notice of the consummation of any sale by it of a Participation and the Class A Agent (upon receipt of notice from the related Class A Purchaser) shall promptly notify the Transferor, the Servicer and the Trustee.

                      (e) Each Class A Purchaser may, with the consent of the Class A Agent and SRPC and in accordance with applicable law, sell or assign (each, an "ASSIGNMENT"), to any Person (each, an "ASSIGNEE") all or any part of its Commitment or its interest in the Class A Certificates and its rights and obligations under this Agreement and the Pooling and Servicing Agreement pursuant to an agreement substantially in the form attached hereto as EXHIBIT C hereto (a "TRANSFER SUPPLEMENT"), executed by such Assignee and the Class A Purchaser and delivered to the Class A Agent for its acceptance and consent; PROVIDED, HOWEVER, that no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement, including in subsection 8.1(c) hereof, shall have been satisfied; and PROVIDED FURTHER, HOWEVER, that the consent of SRPC (i) shall not be required in the case of an assignment by a Noncommitted Class A Purchaser of its interest in the Class A Certificates and its rights and obligations under this Agreement and the Pooling and Servicing Agreement to any one or more of its Liquidity Providers and (ii) shall not be unreasonably withheld in the case of an assignment by the initial Noncommitted Class A Purchaser of its interest in the Class A Certificates and its rights and obligations under this Agreement and the Pooling and Servicing Agreement to any Structured Purchaser which is administered by the same Person as such Noncommitted Class A Purchaser. From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Class A Purchaser hereunder as set forth therein and (y) the transferor Class A Purchaser shall, to the extent provided in such Transfer Supplement, be released from its Commitment and other obligations under this Agreement; PROVIDED, HOWEVER, that after giving effect to each such Assignment, the obligations released by any such Class A Purchaser shall have been assumed by an Assignee or Assignees. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Percentage Interests, Committed Purchaser Percentages, Noncommitted Purchaser Percentages, Liquidity Percentages or Commitment Percentages arising from the Assignment. Upon its receipt and acceptance of a duly executed Transfer Supplement, the Class A Agent shall on the effective date determined pursuant thereto give notice of such acceptance to the Transferor, the Servicer and the Trustee and the Servicer will provide notice thereof to each Rating Agency (if required).

                      Upon instruction to register a transfer of a Class A Purchaser's beneficial interest in the Class A Certificates (or portion thereof) and surrender for registration of transfer such Class A Purchaser's Class A Certificate(s) (if applicable) and delivery to the Transferor and the Trustee of an Investment Letter, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Trustee of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement, such beneficial interest in the Class A Certificates (or portion thereof) shall be transferred in the records of the Trustee and the Class A Agent and, if requested by the Assignee, new Class A Certificates shall be issued to the Assignee and, if applicable, the transferor Class A Purchaser in amounts reflecting such Transfer as provided in the Pooling and Servicing Agreement. Such Transfers of Class A Certificates (and interests therein) shall be subject to this Section 8.1 in lieu of any regulations which may be prescribed under Section 6.3 of the Pooling and Servicing Agreement. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on the Certificate Register.

                      (f) Each Class A Purchaser may pledge its interest in the Class A Certificates to any Federal Reserve Bank as collateral in accordance with applicable law.

                      (g) Any Class A Purchaser shall have the option to change its Investing Office, PROVIDED that such Class A Purchaser shall have prior to such change in office complied with the provisions of subsection 2.5(c) and PROVIDED FURTHER that such Class A Purchaser shall not be entitled to any amounts otherwise payable under Section 2.4 or 2.5 resulting solely from such change in office unless such change in office was mandated by applicable law or by such Class A Purchaser's compliance with the provisions of this Agreement.

                      (h) Each Affected Party shall be entitled to receive additional payments and indemnification pursuant to Sections 2.4, 2.5 and 2.6 hereof as though it were a Class A Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Class A Certificates; PROVIDED that such Affected Party shall not be entitled to additional payments pursuant to (i) Section 2.4 by reason of Regulatory Changes which occurred prior to the date it became an Affected Party or (ii) Section 2.5 attributable to its failure to satisfy the requirements of subsection 2.5(c) as if it were a Class A Purchaser.

                      (i) Each Affected Party claiming increased amounts described in Sections 2.4 or 2.5 shall furnish, through its related Structured Purchaser, to the Trustee, the Class A Agent, the Servicer and the Transferor a certificate setting forth the basis and amount of each request by such Affected Party for any such amounts referred to in Sections 2.4 or 2.5, such certificate to be conclusive with respect to the factual information set forth therein absent manifest error.

                      (j) In the event that a Liquidity Provider is a Downgraded Purchaser, the related Noncommitted Class A Purchaser shall have the right to replace such Liquidity Provider with a replacement Liquidity Provider, which replacement Purchaser shall succeed to the rights of such Liquidity Provider under this Agreement in respect of its Commitment as a Liquidity Provider, and such Liquidity Provider shall assign such Commitment and its interest in the Class A Certificates to such replacement Liquidity Provider in accordance with the provisions of this Section 8.1; PROVIDED, that (A) such Liquidity Provider shall not be replaced hereunder with a new investor until such Liquidity Provider has been paid in full its Percentage Interest of the Class A Principal Balance and all accrued and unpaid interest thereon by such new investor and all other amounts (including all amounts owing under Sections 2.4 and 2.5) owed to it and to all Participants with respect to such Liquidity Provider pursuant to this Agreement, and (ii) if the Liquidity Provider to be replaced is the Class A Agent or the Facility Agent, a replacement Class A Agent or Facility Agent, as the case may be, shall have been appointed in accordance with Section 7.9, and the Class A Agent or Facility Agent, as the case may be, to be replaced shall have been paid all amounts owing to it as Class A Agent or Facility Agent, as the case may be, pursuant to this Agreement. For purposes of this subsection, a Liquidity Provider shall be a "DOWNGRADED PURCHASER" if and so long as the credit rating assigned to its short-term obligations by Moody's or Standard & Poor's on the date on which it became a party to this Agreement shall have been reduced or withdrawn.

                      (k) In the event that a Class A Purchaser has requested payment of additional amounts referred to in subsection 2.4(a), 2.4(b) or 2.5 and payment thereof hereunder shall not be waived by such Class A Purchaser within 30 days following a request for such waiver from the Transferor, the Transferor shall have the right to replace such Class A Purchaser hereunder with a replacement purchaser which shall succeed to the rights of such Class A Purchaser under this Agreement. Any such replacement purchaser shall be (i) reasonably acceptable to the Class A Agent and (ii) if such Class A Purchaser is a Liquidity Provider, acceptable to the related Noncommitted Class A Purchaser in its sole discretion. Such Class A Purchaser shall assign its Commitment hereunder and its beneficial interest in the Class A Cer tificates to such replacement purchaser in accordance with the provisions of Section 8.1, PROVIDED, that (i) such Class A Purchaser shall not be replaced hereunder with a replacement purchaser until such Class A Purchaser has been paid in full its Percentage Interest of the Class A Principal Balance and all accrued and unpaid interest thereon by such replacement purchaser and all other amounts (including all amounts owing under Section 2.4 and 2.5) owed to it pursuant to this Agreement and (ii) if the Class A Purchaser to be replaced is the Class A Agent or the Facility Agent or, unless the Class A Agent and the Facility Agent otherwise agree, a Structured Purchaser sponsored or administered by the Class A Agent or the Facility Agent (in its individual capacity), a replacement Class A Agent or the Facility Agent, as the case may be, shall have been appointed in accordance with Section 7.9 and the Class A Agent or the Facility Agent, as the case may be, to be replaced shall have been paid all amounts owing to it as Class A Agent or the Facility Agent, as the case may be, pursuant to this Agreement; PROVIDED, FURTHER, that such Class A Purchaser shall not be replaced hereunder with a replacement purchaser unless the Transferor shall have provided to such Class A Purchaser and the Class A Agent with an Officer's Certificate stating that such replacement purchaser is not subject to, or has agreed not to seek, the additional amounts which Class A Purchaser requested pursuant to subsection 2.4(a), 2.4(b) or 2.5, as the case may be.

               8.2 TAX CHARACTERIZATION. It is the intention of the parties hereto that the Class A Certificates be treated for tax purposes as indebtedness.

               SECTION 9.  MISCELLANEOUS

               9.1 AMENDMENTS AND WAIVERS. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 9.1. With the written consent of the Required Class A Owners and the Required Class A Purchasers, the Class A Agent, the Facility Agent, SRPC and SRI may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; PROVIDED, HOWEVER, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any Class A Certificate or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Class A Purchaser hereunder or under the Supplement, in each case without the consent of the Class A Purchaser affected thereby, (ii) amend, modify or waive any provision of this Section 9.1, or, if such amendment would have a material adverse effect on the Class A Purchasers, the definition of "Class A Invested Amount" or "Class A Principal Balance", or reduce the percentage specified in the definition of Required Class A Owners or Required Class A Purchasers, in each case without the written consent of all Class A Purchasers or (iii) amend, modify or waive any provision of Section 7 of this Agreement without the written consent of the Class A Agent, the Facility Agent, the Required Class A Owners and Required Class A Purchasers. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

               Each party hereto agrees that, on a one-time basis following the initial review of the Related Documents by Moody's and Standard & Poor's on behalf of Class A Purchasers which are Structured Purchasers, it will at the request of the Class A Agent made prior to June 30,1998 enter into or to consent to, as applicable, any amendments or other modifications to the Related Documents, other than those requiring the consent of all Class A Purchasers as provided above in this subsection, as shall reasonably be determined by the Class A Agent to be required for any initial Class A Purchaser which is a Structured Purchaser to obtain or maintain an informal rating of the Class A Certificates which will permit such Structured Purchaser's commercial paper notes to maintain at least the rating from Standard & Poor's and Moody's as in effect immediately prior to such Structured Purchaser's becoming a Class A Purchaser after giving effect to its initial purchase of the Class A Certificates and to purchases from time to time by such Structured Purchaser of Additional Class A Invested Amounts as contemplated by this Agreement, without giving effect to any increase in any letter of credit or other enhancement provided to such Structured Purchaser (other than the liquidity support provided to such Structured Purchaser by Liquidity Providers).

               The Facility Agent may cast any vote or give any direction under the Pooling and Servicing Agreement on behalf of the Class A Certificateholders if it has been directed to do so by (i) the Required Class A Owners, (ii) the Required Class A Purchasers, and (iii) by the Class B Purchasers (as defined in the Class B Certificate Purchase Agreement) required under the terms of Section
9.1 of the Class B Certificate Purchase Agreement.

               9.2 NOTICES. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, addressed as follows or, with respect to a Class A Purchaser, as set forth in its respective Joinder Supplement or Transfer Supplement, or to such other address as may be hereafter notified by the respective parties hereto:

        SRPC:                SRI Receivables Purchase Co., Inc.
                             10201 Main Street
                             Houston, Texas 77025
                             Attention: Treasurer
                             Telephone:     (713) 669-2601
                             Telecopy:      (713) 669-2621

        SRI                  Specialty Retailers, Inc.
                             10201 Main Street
                             Houston, Texas 77025
                             Attention: Treasurer
                             Telephone:     (713) 669-2601
                             Telecopy:      (713) 669-2621

        The Trustee:         Bankers Trust (Delaware)
                             1011 Centre Road, Suite 200
                             Wilmington, Delaware 19805-1266
                             Attention: Corporate Trust and Agency Group
                             Telephone: (302) 636-3300
                             Telefax: (302) 636-3222
                             Mailing Address:
                             P.O. Box 8795
                             Wilmington, Delaware 19899-8795

        The Class A          Credit Suisse First Boston, New York Branch
          Agent or the       Eleven Madison Avenue
          Facility           New York, New York  10010
          Agent:             Attention:  Asset Finance Department
                             Telephone:  (212) 325-9076
                             Telefax:  (212) 325-6677

        Moody's:             Moody's Investors Service, Inc.
                             99 Church Street
                             New York, New York  10007
                             Attention:  ABS Monitoring Department, 4th Floor
                             Telephone:  (212) 553-3607
                             Telefax:     (212) 553-4773


        Standard             Standard & Poor's Ratings Services
        & Poor's:            26 Broadway, 15th Floor
                             New York, New York  10004
                 Attention: Asset-Backed Surveillance Department
                            Telephone: (212) 208-1892
                             Telefax: (212) 412-0323

               (b) All payments to be made to the Class A Agent or any Class A Purchaser hereunder shall be made in United States dollars and in immediately available funds not later than 2:30 p.m. New York City time on the date payment is due, and, unless otherwise specifically provided herein, shall be made to the Class A Agent, for the account of one or more of the Class A Purchasers or for its own account, as the case may be. Unless otherwise directed by the Class A Agent, all payments to it shall be made by federal wire (ABA #0260-0917-9) and telegraph name (CR SUISSE NY), to account number 930539-12, reference SRI Receivables Master Trust, Series 1997-1, with telephone notice (including federal wire number) to the Asset Finance Department of Credit Suisse First Boston (212-325-9076).

               (c) Any notices permitted or required hereunder to be given by SRPC shall be effective if given on behalf of SRPC by the Servicer.

               9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Class A Agent, the Facility Agent or any Class A Purchaser, any right, remedy, power or privilege under any of the Related Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Related Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in the Related Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of SRPC, SRI, the Transferor, the Servicer, the Class A Agent, the Facility Agent, the Class A Purchasers, any Assignee and their respective successors and assigns, except that SRPC, SRI, the Transferor and the Servicer may not assign or transfer any of their respective rights or obligations under this Agreement except as provided herein and in the Pooling and Servicing Agreement, without the prior written consent of the Required Class A Owners and the Required Class A Purchasers.

               9.5 SUCCESSORS TO SERVICER. (a) In the event that a transfer of servicing occurs under Article VIII or Article X of the Pooling and Servicing Agreement, (i) from and after the effective date of such transfer, the Successor Servicer shall be the successor in all respects to the Servicer and shall be responsible for the performance of all functions to be performed by the Servicer from and after such date, except as provided in the Pooling and Servicing Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer, and (ii) as of the date of such transfer, the Successor Servicer shall be deemed to have made with respect to itself the representations and warranties made in Section 4.2 (in the case of subsection 4.2(a) with appropriate factual changes); PROVIDED, HOWEVER, that the references to the Servicer contained in Section 5.1 of this Agreement shall be deemed to refer to the Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the Servicer was Servicer under this Agreement and shall be deemed to refer to the Successor Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the Successor Servicer acts as Servicer under this Agreement; PROVIDED, HOWEVER, to the extent that an obligation to indemnify the Class A Purchasers under Section 2.6 arises as a result of any act or failure to act of any Successor Servicer in the performance of servicing obligations under the Pooling and Servicing Agreement or the Supplement, such indemnification obligation shall be of the Successor Servicer and not its predecessor. Upon the transfer of servicing to a Successor Servicer, such Successor Servicer shall furnish to the Class A Agent copies of its audited annual financial statements for each of the three preceding fiscal years or if the Trustee or any other banking institution becomes the Successor Servicer, such Successor Servicer shall provide, in lieu of the audited financial statements required in the immediately preceding clause, complete and correct copies of the publicly available portions of its Consolidated Reports of Condition and Income as submitted to the FDIC for the two most recent year end periods.

                      (b) In the event that any Person becomes the successor to the Transferor pursuant to Article VII of the Pooling and Servicing Agreement, from and after the effective date of such transfer, such successor to the Transferor shall be the successor in all respects to the Transferor and shall be responsible for the performance of all functions to be performed by the Transferor from and after such date, except as provided in the Pooling and Servicing Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Transferor by the terms and provisions hereof, and all references in this Agreement to the Transferor shall be deemed to refer to the successor to the Transferor; PROVIDED, HOWEVER, that the references to the Transferor contained in Sections 2.5, 2.6 and 5.1 of this Agreement shall be deemed to refer to SRPC with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that SRPC was Transferor under this Agreement and shall be deemed to refer to the successor to SRPC as Transferor with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the successor to SRPC acts as Transferor under this Agreement.

               9.6 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               9.7 SEVERABILITY. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

               9.8 INTEGRATION. This Agreement and the Class A Fee Letter represent the agreement of the Class A Agent, the Facility Agent, SRPC, SRI, the Transferor, the Servicer and the Class A Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Class A Purchasers, the Class A Agent or the Facility Agent relative to subject matter hereof not expressly set forth or referred to herein or therein. Without limiting the generality of the foregoing, that certain letter agreement, dated as of October 27, 1997, between Stage and Credit Suisse First Boston, New York Branch, is superseded hereby and shall have no further force or effect.

               9.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               9.10 TERMINATION. This Agreement shall remain in full force and effect until the earlier to occur of (a) payment in full of the Class A Repayment Amount and all other amounts payable to the Class A Purchasers, the Class A Agent and the Facility Agent hereunder and the termination of all Commitments and (b) the Series Termination Date; PROVIDED, HOWEVER, that if the Class A Repayment Amount and all other amounts payable to the Class A Purchasers hereunder are paid in full and all Commitments have terminated prior to the Series Termination Date, the Class A Agent shall notify the Trustee that thereafter all amounts otherwise payable to the Class A Purchasers hereunder shall be payable to the Transferor or any Person designated thereby; and PROVIDED, FURTHER, that the provisions of Sections 2.4, 2.5, 2.6, 6.1, 6.2, 7.7, 8.2, 9.11, 9.13 and 9.14 shall survive termination of this Agreement and any amounts payable to the Facility Agent, the Class A Agent, Class A Purchasers or any Affected Party thereunder shall remain payable thereto.

               9.11 LIMITED RECOURSE; NO PROCEEDINGS. (a) The obligations of SRPC, SRI, the Transferor and the Servicer under this Agreement are several (except as specifically provided herein) and are solely the corporate obligations of SRPC, SRI, the Transferor or the Servicer, as applicable. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by SRPC, SRI, the Transferor and the Servicer or any officer of any of them in connection therewith, against any stockholder, employee, officer, director or incorporator of SRPC, SRI, the Transferor or the Servicer. With respect to obligations of the Transferor, neither the Class A Agent, the Facility Agent nor any Class A Purchaser shall look to any property or assets of the Transferor, other than to
(a) amounts payable to the Class A Agent, the Facility Agent or a Class A Purchaser or to the Transferor under the Receivables Purchase Agreement, any Supplement or the Pooling and Servicing Agreement and (b) any other assets of the Transferor not pledged to third parties or otherwise encumbered in any manner permitted by the Transferor's Certificate of Incorporation. Each Class A Purchaser, the Facility Agent and the Class A Agent hereby agrees that to the extent such funds are insufficient or unavailable to pay any amounts owing to it by the Transferor pursuant to this Agreement, prior to the earlier of the Trust Termination Date or the commencement of a bankruptcy or insolvency proceeding by or against the Transferor, it shall not constitute a claim against the Transferor. Nothing in this paragraph shall limit or otherwise affect the liability of the Servicer with respect to any amounts owing by it hereunder or the right of the Class A Agent, the Facility Agent or any Class A Purchaser to enforce such liability against the Servicer or any of its assets.

                      (b) Each of SRPC, SRI, the Transferor, the Servicer, the Class A Agent, the Facility Agent and each Class A Purchaser hereby agrees that it shall not institute or join against any Structured Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note, medium term note or other debt security issued by such Structured Purchaser is paid.

               9.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Class A Certificates hereunder and the termination of this Agreement.

               9.13 SUBMISSION TO JURISDICTION; WAIVERS. EACH OF SRPC, SRI, THE TRANSFEROR, THE SERVICER, THE FACILITY AGENT, THE CLASS A AGENT AND EACH CLASS A PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

               (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

               (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

               (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 9.2 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

               (D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE
               RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER
               MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT
               TO SUE IN ANY OTHER JURISDICTION.

               9.14 WAIVERS OF JURY TRIAL. EACH OF SRPC, SRI, THE TRANSFEROR, THE SERVICER, THE FACILITY AGENT, THE CLASS A AGENT AND THE CLASS A PURCHASERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

               IN WITNESS WHEREOF, the parties hereto have caused this Certificate Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    SRI RECEIVABLES PURCHASE CO., INC.,
                                     individually and as Transferor

                                    By:/s/ Mark A. Hess
                                          Name: Mark A. Hess
                                          Title: Treasurer

                                    SPECIALTY RETAILERS, INC.,
                                     individually and as Servicer

                                    By:/s/ Mark A. Hess
                                          Name: Mark A. Hess
                                          Title: Treasurer

                                    CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,
                                       as Class A Agent and as Facility Agent

                                    By:/s/ Dave E. Shrenzel
                                          Name: Dave E. Shrenzel
                                          Title: Director

                                    By:/s/ Alberto Zonca
                                          Name: Alberto Zonca
                                          Title: Associate